As filed with the Securities and Exchange Commission on May 19, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DBV TECHNOLOGIES S.A.

(Exact name of registrant as specified in its charter)

France	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

107 avenue de la République

92320 Châtillon France

+33 1 55 42 78 78

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Michele Robertson

DBV Technologies Inc.

10 Independence Boulevard

Suite 302

Warren, New Jersey 07059

+1 908-679-5200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard Segal Darah Protas Evan Leitner Cooley LLP 55 Hudson Yards New York, New York 10001 +1 212 479 6000	Arnaud Duhamel Gide Loyrette Nouel A.A.R.P.I. 15 rue de Laborde 75008 Paris France +33 1 40 75 00 00

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and the selling shareholders are not soliciting offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 19, 2025

PROSPECTUS

289,013,065

Ordinary Shares, which may be represented by American Depositary Shares

This prospectus relates to the offer and resale from time to time by the selling shareholders named herein of up to 289,013,065 ordinary shares, nominal value €0.10 per share (the “Resale Shares”), which may be represented by American Depositary Shares (“ADSs”). The Resale Shares consist of (i) up to 34,090,004 issued and outstanding ordinary shares, (ii) up to 59,657,507 ordinary shares (the “ABSA Warrant Shares”) issuable upon the exercise of warrants to purchase ordinary shares (the “ABSA Warrants”), (iii) up to 71,005,656 ordinary shares (the “First PFW Shares”) issuable upon the exercise of issued and outstanding pre-funded warrants to purchase ordinary shares (the “First Pre-Funded Warrants”) and (iv) up to 124,259,898 ordinary shares (the “Second PFW Shares” and, together with the First PFW Shares, the “PFW Shares”) issuable upon the exercise of pre-funded warrants to purchase ordinary shares (the “Second Pre-Funded Warrants” and, together with the First Pre-Funded Warrants, the “Pre-Funded Warrants”) underlying warrants (the “BS Warrants”). The selling shareholders acquired the Resale Shares, or the securities giving rights to the Resale Shares, pursuant to securities purchase agreements dated March 27, 2025 by and between the Company and the respective selling shareholders (the “Securities Purchase Agreements”).

We are registering the offer and sale of the Resale Shares by the selling shareholders to satisfy our obligations to them pursuant to a registration rights agreement dated March 27, 2025 (the “Registration Rights Agreement”) by and among the Company and the selling shareholders. We will not receive any proceeds from the sale of the Resale Shares by the selling shareholders.

The selling shareholders may offer and sell or otherwise dispose of the Resale Shares described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling shareholders will bear all underwriting fees, commissions and discounts, if any, attributable to the sales of Resale Shares and any transfer taxes. We will bear all other costs, expenses and fees in connection with the registration of the Resale Shares. See “Plan of Distribution” for more information about how the selling shareholders may sell or dispose of their Resale Shares.

Our ordinary shares may be sold in the form of ADSs. Each ADS represents five ordinary shares. Our ordinary shares in the form of ADSs are listed on the Nasdaq Capital Market under the symbol “DBVT.” On May 16, 2025, the last reported sale price of the ADSs on Nasdaq was $11.10 per ADS. Our ordinary shares are traded on Euronext Paris under the symbol “DBV.” On May 16, 2025, the last reported sale price of the ordinary shares on Euronext Paris was €1.964 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 6 of this prospectus and any similar section contained in the applicable prospectus supplement and any related free writing prospectus we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2025.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a shelf registration process. Under this shelf registration process, certain selling shareholders may from time to time sell our ordinary shares, ordinary shares in the form of ADSs or any combination thereof described in this prospectus in one or more offerings or otherwise as described under “Plan of Distribution.” This prospectus only provides you with a general description of the securities we may offer.

This prospectus may be supplemented from time to time by one or more prospectus supplements. Such prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. You should carefully read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before deciding to invest in any shares being offered.

Neither we nor the selling shareholders have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any related prospectus supplement or any free writing prospectus that we have authorized. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The shares are not being offered in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the respective dates of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “DBV,” “the company,” “our company,” “we,” “us” and “our” refer to DBV Technologies S.A. and our consolidated subsidiaries. All references in this prospectus to “$,” “US$,” “U.S.$,” “U.S. dollars,” “dollars” and “USD” mean U.S. dollars and all references to “€” and “euros,” mean euros, unless otherwise noted. Throughout this prospectus, references to ADSs mean ADSs or ordinary shares represented by ADSs, as the case may be.

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus and the information incorporated herein by reference contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information”.

For investors outside the United States: We have not done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “DBV,” “the company,” “our company,” “we,” “us” and “our” refer to DBV Technologies S.A. and our consolidated subsidiary.

Overview

We are a clinical-stage specialty biopharmaceutical company focused on changing the field of immunotherapy by developing a novel technology platform called Viaskin. Our therapeutic approach is based on epicutaneous immunotherapy (“EPIT”), our proprietary method of delivering biologically active compounds to the immune system through intact skin using Viaskin, an epicutaneous patch (i.e., a skin patch). We have generated significant data demonstrating that Viaskin’s mechanism of action is novel and differentiated. Viaskin targets specific antigen-presenting immune cells in the skin, called Langerhans cells, that capture the antigen and migrate to the lymph node in order to activate the immune system without passage of the antigen into the bloodstream, minimizing systemic exposure in the body. We are advancing this unique technology to treat children suffering from food allergies for whom safety is paramount since the introduction of the offending allergen into their bloodstream can cause severe or life-threatening allergic reactions, such as anaphylactic shock. We believe Viaskin may offer convenient, non-invasive immunotherapy to patients.

Our most advanced product candidate is Viaskin Peanut, which has been evaluated as a potential therapy for children with peanut allergy in eleven clinical trials, including four Phase 2 trials and four completed Phase 3 trials. We also have an ongoing Phase 3 trial of Viaskin Peanut in children ages four to seven with peanut allergy, as well as one planned Phase 3 supplementary safety study, in peanut-allergic toddlers, ages one through three.

We have earlier-stage food allergy programs including Viaskin Milk and Eosinophilic Esophagitis.

Corporate Information

Our legal and commercial name is DBV Technologies S.A. We were incorporated as a société par actions simplifiée (S.A.S.) under the laws of the French Republic on March 29, 2002 for a period of 99 years and subsequently converted on March 13, 2003 into a société anonyme (S.A.). We are registered at the Nanterre Commerce and Companies Register under the number 441 772 522. Our principal executive offices are located at 107 Avenue de la République, 92320 Châtillon, France and our telephone number is +33 1 55 42 78 78. Our agent for service of process in the United States is DBV Technologies Inc. We maintain a corporate website at www.dbv-technologies.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Our ordinary shares in the form of ADSs were transferred from the Nasdaq Global Select Market to the Nasdaq Capital Market under the symbol “DBVT” on June 18, 2024. Prior to that date, our ADSs were listed on the Nasdaq Global Select Markt under the symbol “DBVT” since October 22, 2014. Our ordinary shares have been trading on Euronext Paris under the symbol “DBV” since March 28, 2012.

We own various trademark registrations and applications, and unregistered trademarks and service marks, including “Viaskin®,” “EPIT™” “DBV Technologies®,” “Abyldis®” and our corporate logo. All other trademarks or trade names referred to in this prospectus and any prospectus supplement are the property of their respective owners. Trade names, trademarks and service marks of other companies appearing in this prospectus or any prospectus supplement are the property of their respective holders. Solely for convenience, the trademarks and trade names in this prospectus or any prospectus supplement may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend to use or display other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may take advantage of certain scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled down disclosures for so long as (i) our voting and non-voting ordinary shares held by non-affiliates is less than $250.0 million measured as of June 30th of such fiscal year or (ii) our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting ordinary shares held by non-affiliates is less than $700.0 million measured as of June 30th of such fiscal year.

THE OFFERING

Resale Shares offered by the selling shareholders	289,013,065 ordinary shares, consisting of (i) 34,090,004 issued and outstanding ordinary shares, (ii) 59,657,507 ABSA Warrant Shares issuable upon the exercise of the ABSA Warrants, (iii) 71,005,656 First PFW Shares issuable upon the exercise of the First Pre-Funded Warrants, and (iv) 124,259,898 Second PFW Shares issuable upon the exercise of the Second Pre-Funded Warrants.

Plan of Distribution	The selling shareholders will determine when and how they will sell the Resale Shares offered in this prospectus, as described in “Plan of Distribution.”

Use of Proceeds	We will not receive any proceeds from the sale of the Resale Shares by the selling shareholders.

Risk Factors	You should read the “Risk Factors” section beginning on page 6 for a discussion of factors to consider carefully before deciding to purchase the Resale Shares.

The Nasdaq Capital Market Symbol	DBVT

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the specific risks discussed below as well as the risks and uncertainties described under the heading “Risk Factors” contained in any applicable prospectus supplement and any related free writing prospectus, and under similar headings in our most recently filed Annual Report on Form 10-K, as updated by any subsequently filed amendments, periodic reports and other documents that are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors described in the documents referenced above could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

A substantial number of our securities may be sold in the market following the effective date of the registration statement of which this prospectus forms a part, which may depress the market price for our ADSs.

Sales of a substantial number of our securities in the public market following the effective date of the registration statement of which this prospectus forms a part could cause the market price of our common stock to decline.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the documents incorporated by reference herein.

Any statements in this prospectus, or incorporated herein, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, these forward-looking statements include statements regarding:

•

our expectations regarding the timing or likelihood of regulatory filings and approvals, including with respect to our anticipated re-submission of a Biologics License Application (“BLA”), for Viaskin Peanut to the U.S. Food and Drug Administration, (the “FDA”);

•	our expectations with respect to an actionable regulatory pathway, including an Accelerated Approval pathway, for toddlers ages 1-3 years-old for Viaskin Peanut patch;

•	our expectations regarding initiations of the confirmatory effectiveness study for Viaskin Peanut patch in 1 – 3 year-olds;

•	plans and expectations with respect to COMFORT Toddlers;

•	anticipated support for the BLA re-submission for Viaskin Peanut patch to FDA;

•	the timing and anticipated results of interactions with regulatory agencies;

•	the design, initiation, timing, progress, results and success of our pre-clinical studies and clinical trials, and our research and development programs;

•	the sufficiency of existing capital resources;

•	our business model and our other strategic plans for our business, product candidates and technology;

•	our ability to manufacture clinical and commercial supplies of our product candidates and comply with regulatory requirements related to the manufacturing of our product candidates;

•	our ability to build our own sales and marketing capabilities, or seek collaborative partners, to commercialize Viaskin Peanut and/or our other product candidates, if approved;

•	the commercialization of our product candidates, if approved;

•	our expectations regarding the potential market size and the size of the patient populations for Viaskin Peanut and/or our other product candidates, if approved, and our ability to serve such markets;

•	the pricing and reimbursement of our product candidates, if approved;

•	the rate and degree of market acceptance of Viaskin Peanut and/or our other product candidates, if approved, by physicians, patients, third-party payors and others in the medical community;

•	our ability to advance product candidates into, and successfully complete, clinical trials;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology;

•	estimates of our expenses, future revenues, capital requirements and our needs for additional financing;

•	the potential benefits of strategic collaboration agreements and our ability to enter into strategic arrangements;

•	our ability to maintain and establish collaborations or obtain additional funding;

•	expectations with respect to cash runway;

•	our financial performance;

•	developments relating to our competitors and our industry, including competing therapies; and

•	other risks and uncertainties, including those listed under the caption “Risk Factors” in this prospectus and the documents incorporated by reference herein.

In some cases, you can identify forward-looking statements by the words “may,” “might,” “can,” “will,” “to be,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “likely,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

You should refer to the “Risk Factors” section contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of Resale Shares in this offering. The selling shareholders will receive all of the proceeds from the sale of ordinary shares hereunder.

DESCRIPTION OF SHARE CAPITAL AND BY-LAWS

The following description of our share capital summarizes certain provisions of our by-laws and relevant provisions of French law. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, our by-laws, a copy of which has been filed with the SEC, and to the applicable provisions of French law. We encourage you to read our by-laws and the applicable provisions of French law for additional information.

Holders of ADSs will be able to exercise their rights with respect to the ordinary shares underlying the ADSs only in accordance with the terms of the deposit agreement. See the description under the caption “American Depositary Shares.”

General

As of April 7, 2025, our outstanding share capital, including treasury shares, consisted of a total of 136,948,872 issued ordinary shares, fully paid and with a nominal value €0.10 per share. We have no preferred shares outstanding.

Under French law, our by-laws set forth only our issued and outstanding share capital as of the date of the by-laws. Our fully diluted share capital represents all issued and outstanding shares, as well as all potential shares which may be issued upon exercise of outstanding employee warrants, employee share options and non-employee warrants, as approved by our shareholders and granted by our board of directors.

Key Provisions of Our By-laws and French Law Affecting Our Ordinary Shares

The description below reflects the terms of our by-laws, and summarizes the material rights of holders of our ordinary shares under French law. Please note that this is only a summary and is not intended to be exhaustive. For further information, please refer to the full version of our by-laws.

Corporate Purpose (Article 4 of the by-laws)

Our corporate purpose in France and abroad includes:

•	the development of any innovative medical product, and in particular any drugs or diagnostic, or treatment products;

•	the study, research, development, industrial manufacture, and marketing of said products; and

•

the use and the development of any patents or any licenses relating to these products, and generally speaking any commercial, investment or real estate, financial or other transactions that are directly or indirectly related to the corporate purpose, in whole or in part, or any other similar or related purpose, and that may promote our operation and commercial development.

Directors

Directors’ Designation. Directors are designated at a shareholders’ ordinary general meeting, by a simple majority vote of the shareholders present and voting at the meeting in person or by proxy, for a period of three years that expires at the end of the shareholders’ general meeting convened to approve the financial statements for the past fiscal year and held in the year during which the respective director’s term expires.

Vacancies on the Board of Directors. Under French law, vacancies on the board of directors resulting from death or a resignation, provided that at least three directors remain in office, may be filled by a majority of the remaining directors pending ratification by the shareholders by the next shareholders’ meeting.

Quorum and Voting (Article 11 of the by-laws). The board of directors can only deliberate if at least half of the directors attend the meeting in the manners provided for in our by-laws. French law and the rules of procedure of the board allow directors to attend meetings of the board of directors in person or, to the extent permitted by applicable law, by videoconference or other telecommunications arrangements. Decisions of the board of directors are taken by the majority of the voting rights held by the directors present or represented.

Written consultations. The board of directors may also make certain decisions within its remit by virtue of a written consultation, in accordance with the laws and regulations. In the event of a written consultation, the Chairman of the Board must send, by any means, including electronically, to each director the text of the proposed decisions as well as any documents required for information purposes. Any Director may object to the use of written consultation for the adoption of a decision, by informing the Chairman by e-mail within two working days of the date of dispatch of the draft decisions. Directors have a period of five calendar days from the date on which the draft decisions are sent to cast their vote in writing, responses are sent by e-mail to the attention of the Chairman of the board of directors. The Board of Directors may only validly deliberate on a written consultation if at least half of its members have replied within the time limit indicated above and the decisions are taken by a majority of the votes. Minutes of written consultations shall be drawn up and signed by the Chairman; they must then be sent along with each director’s response to the Company and retained in the same way as the minutes of board meetings.

Directors’ Voting Powers on Proposal, Arrangement or Contract in which any Director Is Materially Interested. Under French law, any agreement entered into (directly or through an intermediary) between us and any director that is not entered into (1) in the ordinary course of our business and (2) upon standard market terms is subject to the prior authorization of the board of directors (it being specified that the interested director cannot vote on such decision). The same provision applies to agreements between us and another company if one of our directors is the owner or a general partner, manager, director, general manager or member of the executive or supervisory board of the other company, as well as to agreements in which one of our directors has an indirect interest.

Directors’ Compensation. The aggregate amount of the compensation (rémunération de l’activité) of the board of directors is determined at the shareholders’ annual ordinary general meeting, on the basis of a submission of the board of directors of proposed compensation for the board of directors, following the recommendation of the compensation committee (comité des rémunérations) which is comprised of four directors, of which at least two are independent, to the board. The board of directors then divides this aggregate amount among some or all of its members by a simple majority vote, on the basis of a proposal of the compensation committee.

In addition, the board of directors may grant exceptional compensation (rémunérations exceptionnelles) to individual directors on a case-by-case basis for special and temporary assignments. The board of directors may also authorize the reimbursement of reasonable travel and accommodation expenses, as well as other expenses incurred by directors in the corporate interest.

Board of Directors’ Borrowing Powers. There are currently no limits imposed on the amounts of loans or borrowings that the board of directors may approve.

Directors’ Age Limits (Article 10 of the by-laws). The number of directors who are more than 80 years old may not exceed one-third of the directors in office.

Rights, Preferences and Restrictions Attaching to Ordinary Shares

Dividends (Article 37 of the by-laws). We may only distribute dividends out of our “distributable profits,” plus any amounts held in our reserves that the shareholders decide to make available for distribution, other than those reserves that are specifically required by law.

“Distributable Profits” consist of our unconsolidated net profit in each fiscal year, as increased or reduced by any profit or loss carried forward from prior years, less any contributions to the reserve accounts pursuant to French law (see below).

Legal Reserve. Pursuant to French law, we must allocate 5% of our unconsolidated net profit for each year to our legal reserve fund before dividends may be paid with respect to that year. Funds must be allocated until the amount in the legal reserve is equal to 10% of the aggregate par value of our issued and outstanding share capital. This restriction on the payment of dividends also applies to our French subsidiary on an unconsolidated basis.

Approval of Dividends. Pursuant to French law, our board of directors may propose a dividend for approval by the shareholders at the annual ordinary general meeting.

Upon recommendation of our board of directors, our shareholders may decide to allocate all or part of any distributable profits to special or general reserves, to carry them forward to the next fiscal year as retained earnings or to allocate them to the shareholders as dividends. However, dividends may not be distributed when our net assets are or would become as a result of such distribution lower than the amount of the share capital plus the amount of the legal reserves which, under French law, may not be distributed to shareholders (the amount of our share capital which may not be distributed was equal to €10.3 million on December 31, 2024).

Our board of directors may distribute interim dividends after the end of the fiscal year but before the approval of the financial statements for the relevant fiscal year when the interim balance sheet, established during such year and certified by an auditor, reflects that we have earned distributable profits since the close of the last financial year, after recognizing the necessary depreciation and provisions and after deducting prior losses, if any, and the sums to be allocated to reserves, as required by law or the by-laws, and including any retained earnings. The amount of such interim dividends may not exceed the amount of the profit so defined.

Distribution of Dividends. Dividends are distributed to shareholders pro rata according to their respective holdings of shares. In the case of interim dividends, distributions are made to shareholders on the date set by our board of directors during the meeting in which the distribution of interim dividends is approved. The actual dividend payment date is decided by the shareholders at an ordinary general shareholders’ meeting or by our board of directors in the absence of such a decision by the shareholders. Shareholders that own shares on the actual payment date are entitled to the dividend.

Dividends may be paid in cash or, if the shareholders’ meeting so decides, in kind, provided that all shareholders receive a whole number of assets of the same nature paid in lieu of cash.

Timing of Payment. Pursuant to French law, dividends must be paid within a maximum of nine months after the close of the relevant fiscal year, unless extended by court order. Dividends not claimed within five years after the payment date shall be deemed to expire and revert to the French state.

Voting Rights (Article 23 of the by-laws). Each share shall entitle its holder to vote and be represented in the shareholders’ meetings in accordance with the provisions of French law and of our by-laws. Ownership of one share implies, ipso jure, adherence to our by-laws and the decisions of the shareholders’ meeting.

In general, each shareholder is entitled to one vote per share at any general shareholders’ meeting. Pursuant to Law no. 2014-384 of March 29, 2014, as of April 2016, double voting rights are automatically granted to shares registered under a shareholder’s name for more than two years, unless the by-laws are modified in order to provide otherwise. Our by-laws (Article 23 of the by-laws) prohibit the use of double voting rights following the modification of the provisions of Article L. 225-123 of the French Commercial Code. As a consequence, each shareholder is entitled to one vote per share at any general shareholders’ meeting.

Under French law, treasury shares or shares held by entities controlled by us are not entitled to voting rights and do not count for quorum purposes.

Rights to Share in Our Profit. Each ordinary share entitles its holder to a portion of the corporate profits and assets proportional to the amount of share capital represented thereby.

Rights to Share in the Surplus in the Event of Liquidation (Article 38 of the by-laws). If we are liquidated, any assets remaining after payment of the debts, liquidation expenses and all of the remaining obligations will first be used to repay in full the par value of our shares. Any surplus will be distributed among shareholders in proportion to the number of shares respectively held by them, taking into account, where applicable, of the rights attached to shares of different classes.

Repurchase and Redemption of Shares. Under French law, we may acquire our own shares for the following purposes only in accordance with the safe harbor exemptions provided by Regulation (EU) 596/2014 of April 16, 2014, as amended (“MAR”):

•

to decrease our share capital, provided that such a decision is not driven by losses and that a purchase offer is made to all shareholders on a pro rata basis, with the approval of the shareholders at an extraordinary general meeting; in this case, the shares repurchased must be cancelled within one month from the expiry of the purchase offer;

•	to meet obligations arising from debt securities that are exchangeable into equity instruments;

•

to provide shares for distribution to employees or managers under a profit-sharing, free share or share option plan; in this case the shares repurchased must be distributed within 12 months from their repurchase failing which they must be cancelled; or

•

under a buy-back program to be authorized by the shareholders in accordance with the provisions of Article L. 22-10-62 of the French Commercial Code and in accordance with MAR, Commission Delegated Regulation (EU) 2016/1052 of March 8, 2016, and the general regulations of, and market practices accepted by the AMF.

All other purposes, and especially share buy-backs made for external growth operations in pursuance of Article L. 22-10-62 of the French Commercial Code, while not forbidden, must be pursued in strict compliance of market manipulation and insider dealing rules.

Under MAR and in accordance with the general regulations (réglement général) of the AMF, a corporation shall report to the competent authority of the trading value on which the shares have been admitted to trading or are traded, no later than by the end of the seventh daily market session following the date of the execution of the transaction, all the transactions relating to the buy-back program, in a detailed form and in an aggregated form.

No such repurchase of shares may result in us holding, directly or through a person acting on our behalf, more than 10% of our issued share capital. Shares repurchased by us continue to be deemed “issued” under French law but are not entitled to dividends or voting rights so long as we hold them directly or indirectly, and we may not exercise the preemptive rights attached to them.

Sinking Fund Provisions. Our by-laws do not provide for any sinking fund provisions.

Liability to Further Capital Calls. Shareholders are liable for corporate liabilities only up to the par value of the shares they hold; they are not liable to further capital calls.

Requirements for Holdings Exceeding Certain Percentages. None except as described under the section of this prospectus titled “—Form, Holding and Transfer of Shares—Ownership of Shares by Non-French Persons.”

Actions Necessary to Modify Shareholders’ Rights

Shareholders’ rights may be modified as allowed by French law. Only the extraordinary shareholders’ meeting is authorized to amend any and all provisions of our by-laws. It may not, however, increase shareholder commitments without the prior approval of each shareholder.

Special Voting Rights of Warrant Holders

Under French law, the holders of warrants of the same class (i.e., warrants that were issued at the same time and with the same rights), including founders’ warrants, are entitled to vote as a separate class at a general meeting of that class of warrant holders under certain circumstances, principally in connection with any proposed modification of the terms and conditions of the class of warrants or any proposed issuance of preferred shares or any modification of the rights of any outstanding class or series of preferred shares.

Rules for Admission to and Calling Annual Shareholders’ Meetings and Extraordinary Shareholders’ Meetings

Access to, Participation in and Voting Rights at Shareholders’ Meetings (Articles 20 & 21 of the by-laws). Shareholders’ meetings are composed of all shareholders. Each shareholder has the right to attend the meetings and participate in the discussions (1) personally, or (2) by granting proxy to any individual or legal entity of his choosing; or (3) by sending a proxy to the company without indication of the mandate, or (4) by voting by correspondence, or (5) by videoconference or another means of telecommunication in accordance with applicable laws that allow identification. The board of directors organizes, in accordance with legal and regulatory requirements, the participation and vote of these shareholders at the meeting, assuring, in particular, the effectiveness of the means of identification.

Participation in shareholders’ general meetings, in any form whatsoever, is subject to registration or registration of shares under the conditions and time limits provided for applicable laws.

The final date for returning voting ballots by correspondence is set by the board of directors and disclosed in the notice of meeting published in the French Journal of Mandatory Statutory Notices (Bulletin des Annonces Légales Obligatoires (BALO)). This date cannot be earlier than three days prior to the meeting.

The shareholder having voted by correspondence will no longer be able to participate directly in the meeting or to be represented. In the case of returning the proxy form and the voting by correspondence form, the proxy form is taken into account, subject to the votes cast in the voting by correspondence form.

Any shareholder may be represented at meetings by any individual or legal entity of his choosing, by means of a proxy form which is addressed to him by us (1) at his request, addressed to us by any means. This request must be received at the registered office at least five days before the date of the meeting; or (2) at our initiative.

The proxy is only valid for a single meeting or for successive meetings convened with the same agenda. It can also be granted for two meetings, one ordinary, the other extraordinary, held on the same day or within a period of fifteen days.

Any shareholder may vote by correspondence by means of a voting form, which is sent by us (1) upon request, addressed in writing (this request must be received at the registered office at least six days before the date of the meeting); or (2) at our initiative; or (3) in appendix to a proxy voting form under the conditions provided for by current laws and requirements. In any case this voting form is available on our website at least 21 days before the date of the meeting.

The voting by correspondence form addressed by a shareholder is only valid for a single meeting or for successive meetings convened with the same agenda.

To better understand the voting rights of the ADSs, you should carefully read the section in this prospectus titled “Description of American Depositary Shares—Voting Rights.”

Notice of Annual Shareholders’ Meetings. Shareholders’ meetings are convened by our board of directors, or, failing that, by the statutory auditors, or by a court appointed agent or liquidator in certain circumstances.

Meetings are held at our registered offices or at any other location indicated in the convening notice. A convening notice is published in the French Journal of Mandatory Statutory Notices (Bulletin des Annonces Légales Obligatoires (BALO)) at least 35 days prior to a meeting, as well as on our website at least 21 days prior to the meeting. In addition to the particulars relative to the company, it indicates, notably, the meeting’s agenda and the draft resolutions that will be presented. The requests for recording of issues or draft resolutions on the agenda must be addressed to the company under the conditions provided for in the current legislation.

Subject to special legal provisions, the meeting notice is sent out at least fifteen days prior to the date of the meeting, by means of a notice inserted both in a legal announcement bulletin of the registered office department and in the French Journal of Mandatory Statutory Notices (Bulletin des Annonces Légales Obligatoires (BALO)). Further, the holders of registered shares for at least a month at the time of the latest of the insertions of the notice of meeting shall be summoned individually, by regular letter (or by registered letter if they request it and include an advance of expenses) sent to their last known address. This notice may also be transmitted by electronic means of telecommunication, in lieu of any such mailing, to any shareholder requesting it beforehand by registered letter with acknowledgment of receipt in accordance with legal and regulatory requirements, specifying his e-mail address. The latter may at any time expressly request by registered letter to the company with acknowledgment of receipt that the aforementioned means of telecommunication should be replaced in the future by a mailing.

The convening notice must also indicate the conditions under which the shareholders may vote by correspondence and the places and conditions in which they can obtain voting forms by mail.

The convening notice may be addressed, where appropriate, with a proxy form and a voting by correspondence form, under the conditions specified in our by-laws, or with a voting by correspondence form alone, under the conditions specified in our by-laws. When the shareholders’ meeting cannot deliberate due to the lack of the required quorum, the second meeting must be called at least ten days in advance in the same manner as used for the first notice.

Agenda and Conduct of Annual Shareholders’ Meetings. The agenda of the shareholders’ meeting shall appear in the notice to convene the meeting and is set by the author of the notice. The shareholders’ meeting may only deliberate on the items on the agenda except for the removal of directors and the appointment of their successors which may be put to vote by any shareholder during any shareholders’ meeting. One or more shareholders representing a percentage of share capital required by French law (currently at 5%), and acting in accordance with legal requirements and within applicable time limits, may request the inclusion of items or proposed resolutions on the agenda.

Shareholders’ meetings shall be chaired by the Chairman of the board of directors or, in his or her absence, the meeting itself shall elect a Chairman. Vote counting shall be performed by the two members of the meeting who are present and accept such duties, who represent, either on their own behalf or as proxies, the greatest number of votes.

Ordinary Shareholders’ Meeting. Ordinary shareholders’ meetings are those meetings called to make any and all decisions that do not amend our by-laws. An ordinary meeting shall be convened at least once a year within six months of the end of each fiscal year in order to approve the annual and consolidated accounts for the relevant fiscal year or, in case of postponement, within the period established by court order. Upon first notice, the meeting may validly deliberate only if the shareholders present or represented by proxy or voting by mail represent at least one-fifth of the shares entitled to vote. Upon second notice, no quorum is required. Decisions are made by a majority of the votes cast by the shareholders present or represented (by proxy or by mail). Abstentions shall not be considered as votes submitted by the relevant shareholders for the purpose of determining the majority.

Extraordinary Shareholders’ Meeting. Only an extraordinary shareholders’ meeting is authorized to amend our by-laws. It may not, however, increase shareholder commitments without the approval of each shareholder.

Subject to the legal provisions governing share capital increases from reserves, profits or share premiums, the resolutions of the extraordinary meeting shall be valid only if the shareholders present, represented by proxy or voting by mail represent at least one-fifth of all shares entitled to vote upon first notice, it being specified that, upon second notice, no quorum is required as long as the original agenda is not modified. If the latter quorum is not reached, the second meeting may be postponed to a date no later than two months after the date for which it was initially called.

For extraordinary shareholders’ meetings, decisions are made by a two-third majority of the votes submitted by the shareholders present or represented (by proxy or by mail). Abstentions shall not be considered as votes submitted by the relevant shareholders for the purpose of determining the majority.

Changes to shareholder rights

Our by-laws can be amended only upon decision of the extraordinary shareholders’ meeting.

Increasing the shareholders’ commitments (engagements) requires the unanimous approval of all shareholders.

Provisions Having the Effect of Delaying, Deferring or Preventing a Change in Control of the Company

Provisions contained in our by-laws and the corporate laws of France, the country in which we are incorporated, could make it more difficult for a third-party to acquire us, even if doing so might be beneficial to our shareholders. These provisions include the following:

•

a merger (i.e., in a French law context, a stock for stock exchange following which our company would be dissolved into the acquiring entity and our shareholders would become shareholders of the acquiring entity) of our company into a company incorporated in the European Union would require the approval of our board of directors as well as a two-thirds majority of the votes cast by the shareholders present, represented by proxy or voting by mail at the relevant meeting (unless the merger will result in an increase of the shareholders’ commitments, in which case the approval of each shareholder is required);

•	a merger of our company into a company incorporated outside of the European Union would require 100% of our shareholders to approve it;

•	under French law, a cash merger is treated as a share purchase and would require the consent of each participating shareholder;

•

our shareholders have granted and may grant in the future our board of directors broad authorizations to increase our share capital or to issue additional ordinary shares or other securities (for example, warrants) to our shareholders, the public or qualified investors, including as a possible defense following the launching of a tender offer for our shares;

•

our shareholders have preferential subscription rights on a pro rata basis on the issuance by us of any additional securities for cash or a set-off of cash debts, which rights may only be waived by the extraordinary general meeting (by a two-thirds majority vote) of our shareholders or on an individual basis by each shareholder;

•

our board of directors has the right to appoint new directors to fill a vacancy created by the resignation or death of a director, subject to the approval by the shareholders of such appointment at the next shareholders’ meeting, which prevents shareholders from having the sole right to fill vacancies on our board of directors;

•

our board of directors can only be convened by its chairman or, when no board meeting has been held for more than two consecutive months, by directors representing at least one fourth of the total number of directors;

•

our board of directors meetings can only be regularly held if at least half of the directors attend either physically or by way of videoconference or teleconference enabling the directors’ identification and ensuring their effective participation in the board’s decisions;

•

the shares are nominative or bearer, if the legislation so permits, according to the shareholder’s choice. Shares issued are registered in individual accounts opened by the company or any authorized intermediary, in the name of each shareholder and kept according to the terms and conditions laid down by the legal and regulatory provisions;

•

under French law, (a) a non-French citizen, (b) any French citizen not residing in France, (c) any non-French entity or (d) any French entity controlled by one of the aforementioned persons or entities may have to file a declaration for statistical purposes with the Banque de France within twenty (20) working days following the settlement date of certain direct foreign investment in us, including any purchase of our ADSs. In particular, such filings are required in connection with investments exceeding €15,000,000 that lead to the acquisition of at least 10% of our share capital or voting rights or cross such 10% threshold; see the section of this prospectus titled “Limitations Affecting Shareholders of a French Company— Ownership of ADSs or Shares by Non-French Residents”;

•

under French law, certain investments in any entity incorporated in France or governed by French law developing activities into certain strategic industries and activities (such as research and development in biotechnologies and activities relating to public health) by individuals or entities not French, not resident in France or controlled by entities not French or not resident in France are subject to prior authorization of the Ministry of Economy; see the section of this prospectus titled “Limitations Affecting Shareholders of a French Company— Ownership of ADSs or Shares by Non-French Residents”;

•

approval of at least a majority of the votes held by shareholders present, represented by a proxy, or voting by mail at the relevant ordinary shareholders’ general meeting is required to remove directors with or without cause;

•

advance notice is required for nominations to the board of directors or for proposing matters to be acted upon at a shareholders’ meeting, except that a vote to remove and replace a director can be proposed at any shareholders’ meeting without notice;

•	the by-laws can be changed in accordance with applicable laws;

•	the crossing of certain thresholds has to be disclosed and can impose certain obligations; see the section of this prospectus below titled “Declaration of Crossing of Ownership Thresholds”;

•	transfers of shares shall comply with applicable insider trading rules and in particular with MAR; and

•

pursuant to French law, the sections of the by-laws relating to the number of directors and election and removal of a director from office may only be modified by a resolution adopted by at least a two-thirds majority vote of our shareholders present, represented by a proxy or voting by mail at the meeting.

Declaration of Crossing of Ownership Thresholds

Set forth below is a summary of certain provisions of our by-laws and of the French Commercial Code applicable to us. This summary is not intended to be a complete description of applicable rules under French law.

Any individual or legal entity referred to in Articles L. 233-7, L. 233-9 and L. 223-10 of the French Commercial Code coming to directly or indirectly own, alone or in concert, a number of shares representing more than 5%, 10%, 15%, 20%, 25%, 30%, 33 1/3%, 50%, 66 2/3%, 90% or 95% of our outstanding share capital or voting rights or that increases or decreases its shareholding or voting rights above or below any of those percentage thresholds, must notify us and the AMF, within four trading days of the date on which such threshold was crossed. Further, any shareholder, alone or acting in concert, crossing the 10%, 15%, 20% or 25%

threshold shall file a declaration pursuant to which it shall expose its intention over the following 6 months, including notably whether it intends to continue acquiring our shares, it intends to acquire control over us, its intended strategy for us.

Our by-laws provide that any individual or legal entity, acting alone or in concert, who comes to directly or indirectly, hold a number of shares representing a percentage of our share capital or voting rights higher than or equal to 2.5% or a multiple of this percentage must inform us of the total number of shares, voting rights and securities giving access to the capital or voting rights that it owns immediately or over time, by registered letter with request for acknowledgment of receipt addressed to the registered office within a period of four trading days from the crossing of the said holding thresholds. This obligation also applies under the same conditions when crossing each of the above-mentioned thresholds in a downward direction.

In the event of failure to declare, shares or voting rights exceeding the fraction that should have been declared are deprived of voting rights at general meetings of shareholders for any meeting that would be held until the expiry of a period of two years from the date of regularization of the notification in accordance with Article L. 233-14 of the Commercial Code, if the failure to declare has been determined and one or several shareholders holding at least 2.5% of the capital make the request recorded in the minutes of the general meeting.

We are required to publish the total number of voting rights and shares composing the share capital (if such numbers vary from the numbers previously published) on a monthly basis. The AMF makes this information public. We are subject to AMF regulations regarding public tender offers.

Further, and subject to certain exemptions, any shareholder crossing, alone or acting in concert, the 30% threshold shall file a mandatory public tender offer. Also, any shareholder holding directly or indirectly a number between 30% and 50% of the capital or voting rights and who, in less than twelve consecutive months, increases his/her/its holding of capital or voting rights by at least 1% company’s capital or voting rights, shall file a mandatory public tender offer.

Changes in Share Capital

Increases in Share Capital. Pursuant to French law, our share capital may be increased only with shareholders’ approval at an extraordinary general shareholders’ meeting following the recommendation of our board of directors. The shareholders may delegate to our board of directors either the authority (délégation de compétence) or the power (délégation de pouvoir) to carry out any increase in share capital.

Increases in our share capital may be effected by:

•	issuing additional shares;

•	increasing the par value of existing shares;

•	creating a new class of equity securities; and

•	exercising the rights attached to securities giving access to the share capital.

Increases in share capital by issuing additional securities may be effected through one or a combination of the following:

•	in consideration for cash;

•	in consideration for assets contributed in kind;

•	through an exchange offer;

•	by conversion of previously issued debt instruments;

•	by capitalization of profits, reserves or share premium; and

•	subject to certain conditions, by way of offset against debt incurred by us.

Decisions to increase the share capital through the capitalization of reserves, profits and/or share premium require shareholders’ approval at an extraordinary general shareholders’ meeting, acting under the quorum and majority requirements applicable to ordinary shareholders’ meetings. Increases effected by an increase in the par value of shares require unanimous approval of the shareholders, unless effected by capitalization of reserves, profits or share premium. All other capital increases require shareholders’ approval at an extraordinary general shareholders’ meeting acting under the regular quorum and majority requirements for such meetings.

Reduction in Share Capital. Pursuant to French law, any reduction in the Company’s share capital requires shareholders’ approval at an extraordinary general shareholders’ meeting following the recommendation of the Company’s board of directors. The share capital may be reduced either by decreasing the par value of the outstanding shares or by reducing the number of outstanding shares. The number of outstanding shares may be reduced by the repurchase and cancellation of shares. Holders of each class of shares must be treated equally unless each affected shareholder agrees otherwise.

Preferential Subscription Right. According to French law, if we issue additional securities for cash, current shareholders will have preferential subscription rights to these securities on a pro rata basis. Preferential subscription rights entitle the individual or entity that holds them to subscribe pro rata based on the number of shares held by them to the issuance of any securities increasing, or that may result in an increase of, our share capital by means of a cash payment or a set-off of cash debts. The preferential subscription rights are transferable during the subscription period relating to a particular offering.

The preferential subscription rights with respect to any particular offering may be waived at an extraordinary general meeting by a two-thirds vote of our shareholders or individually by each shareholder. Our board of directors and our independent auditors are required by French law to present reports to the shareholders’ meeting that specifically address any proposal to waive the preferential subscription rights.

In the future, to the extent permitted under French law, we may seek shareholder approval to waive preferential subscription rights at an extraordinary general shareholders’ meeting in order to authorize the board of directors to issue additional shares and/or other securities convertible or exchangeable into shares.

Form, Holding and Transfer of Shares

Form of Shares. The shares are nominative or bearer, if the legislation so permits, according to the shareholder’s choice.

Holding of Shares. In accordance with French law concerning the “dematerialization” of securities, the ownership rights of shareholders are represented by book entries instead of share certificates. Shares issued are registered in individual accounts opened by us or any authorized intermediary, in the name of each shareholder and kept according to the terms and conditions laid down by the legal and regulatory provisions.

Any owner of our shares may elect to have its shares held in registered form and registered in its name in an account currently maintained by Société Générale Securities Services, 32, rue du Champ de Tir, 44300 Nantes, France, and on our behalf or held in bearer form and recorded in its name in an account maintained by an accredited financial intermediary, such as a French broker, bank or other authorized financial institution. Any shareholder may, at its expense, change from one form of holding to the other. Both methods are operated through Euroclear. In addition, according to French law, shares held by any non-French resident may be held on the shareholder’s behalf in a collective account or in several individual accounts by an intermediary.

When our shares are held in bearer form by a beneficial owner who is not a resident of France, Euroclear may agree to issue, upon our request, a bearer depository receipt with respect to such shares for use only outside France. In this case, the name of the holder is deleted from the accredited financial intermediary’s books. Title to the shares represented by a bearer depository receipt will pass upon delivery of the relevant receipt outside France.

In accordance with applicable laws, we may request the information referred to in Article L.228-2 of the French Commercial Code at any time from the central depository responsible for holding our shares. Thus, we are at any time entitled to request the name and year of birth or, in the case of a legal entity, the name and the year of incorporation, nationality and address of the holders of our shares or other securities granting immediate or future voting rights, held in bearer form, and the number of shares or other securities so held and, if applicable, the restrictions relating to such securities. Furthermore, under French law, any intermediary who acts on behalf of one or more persons who are not domiciled in France must declare that it is acting as an intermediary. We may also request the identity of the shareholders on whose behalf it is acting. Consequently, the owner of shares recorded in a collective account or in several individual accounts by an intermediary will be represented in the shareholders’ meetings by this intermediary.

Ownership of Shares by Non-French Persons. Neither French law nor our by-laws limit the right of non-residents of France or non-French persons to own or, where applicable, to vote our securities.

However, under French law, certain investments in any entity incorporated in France or governed by French law by certain individuals or entities not French, not resident in France or controlled by entities not French or resident in France are subject to (i) prior authorization of the Ministry of the Economy and/or (ii) filing with the Banque de France; see the section of this prospectus titled “Ownership of ADSs or Shares by Non-French Residents”.

Assignment and Transfer of Shares. Shares are freely negotiable, subject to applicable legal and regulatory provisions. French law notably provides for standstill obligations and prohibition of insider trading.

Differences in Corporate Law

	France	Delaware
Number of Directors	Under French law, a société anonyme must have at least three (3) and may have up to eighteen (18) directors. The number of directors is fixed by or in the manner provided in the by-laws. The number of directors of each gender may not be less than 40%. In case a board of directors comprises up to eight members, the difference between the number of directors of each gender may not exceed two. Any appointment made in violation of this limit that is not remedied within six months of this appointment will be null and void and payment of directors’ compensation will be suspended.	Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the by-laws.

Director Qualifications	Under French law, a corporation may prescribe qualifications for directors under its by-laws. In addition, under French law, members of a board of directors of a corporation may be legal entities, and such legal entities may designate an individual to represent them and to act on their behalf at meetings of the board of directors.	Under Delaware law, a corporation may prescribe qualifications for directors under its certificate of incorporation or by-laws. Only individuals may be members of a corporation’s board of directors.

	France	Delaware
Removal of Directors	Under French law, directors may be removed from office, with or without cause, at any shareholders’ meeting without notice or justification, by a simple majority vote of the shareholders present and voting at the meeting in person or by proxy.	Under Delaware law, unless otherwise provided in the certificate of incorporation, directors may be removed from office, with or without cause, by a majority stockholder vote, though in the case of a corporation whose board is classified, stockholders may effect such removal only for cause.

Vacancies on the Board of Directors	Under French law, vacancies on the board of directors resulting from death or a resignation, provided that at least three (3) directors remain in office, may be filled by a majority of the remaining directors pending ratification by the shareholders by the next shareholders’ meeting.	Under Delaware law, vacancies on a corporation’s board of directors, including those caused by newly created directorships, may be filled by a majority of the remaining directors (even though less than a quorum).

Annual General Meeting	Under French law, the annual general meeting of shareholders shall be held at such place, on such date and at such time as decided each year by the board of directors and notified to the shareholders in the convening notice of the annual meeting, within six months after the close of the relevant fiscal year unless such period is extended by court order.	Under Delaware law, the annual meeting of stockholders shall be held at such place, on such date and at such time as may be designated from time to time by the board of directors or as provided in the certificate of incorporation or by the by-laws.

General or Special Meetings	Under French law, general meetings of the shareholders may be called by the board of directors or, failing that, by the statutory auditors, or by a court appointed agent or liquidator in certain circumstances, or by the majority shareholder in capital or voting rights following a public tender offer or exchange offer or the transfer of a controlling block on the date decided by the board of directors or the relevant person.	Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the by-laws.

Notice of General Meetings	A convening notice (avis de réunion) is published in the French Journal of Mandatory Statutory Notices (Bulletin des Annonces Légales Obligatoires (“BALO”)) at least thirty-five (35) days prior to a meeting and made available on the website of the company at least twenty-one (21) days prior to the meeting. Subject to special legal provisions, the meeting notice is sent out at least fifteen (15) days prior to the date of the meeting, by means of a notice inserted both in a legal announcement bulletin of the registered office department and in the BALO. Further, the holders of registered	Under Delaware law, unless otherwise provided in the certificate of incorporation or by-laws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting and shall specify the place, date, hour and purpose or purposes of the meeting.

	France	Delaware

shares (actions nominatives) for at least a month at the time of the latest of the insertions of the notice of meeting shall be summoned individually, by regular letter (or by registered letter if they request it and include an advance of expenses) sent to their last known address. This notice may also be transmitted by electronic means of telecommunication, in lieu of any such mailing, to any shareholder requesting it beforehand by registered letter with acknowledgment of receipt in accordance with legal and regulatory requirements, specifying his e-mail address.

The convening notice must also indicate the conditions under which the shareholders may vote by correspondence and the places and conditions in which they can obtain voting forms by mail.

Proxy	Each shareholder has the right to attend the meetings and participate in the discussions (i) personally, or (ii) by granting proxy to any individual or legal entity of his choosing, or (iii) by sending a proxy to the company without indication of the mandate, or (iv) by voting by correspondence, or (v) by videoconference or another means of telecommunication in accordance with applicable laws that allow identification. The proxy is only valid for a single meeting or for successive meetings convened with the same agenda. It can also be granted for two meetings, one ordinary, the other extraordinary, held on the same day or within a period of fifteen days.

Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.

Shareholder Action by Written Consent	Under French law, shareholders’ action by written consent is not permitted in a société anonyme.	Under Delaware law, a corporation’s certificate of incorporation (1) may permit stockholders to act by written consent if such action is signed by all stockholders, (2) may permit stockholders to act by written consent signed by stockholders having the minimum number of votes that would be necessary to take such action at a meeting or (3) may prohibit actions by written consent.

	France	Delaware
Preferential Subscription Rights	Under French law, in case of issuance of additional shares or other securities for cash or set-off against cash debts, the existing shareholders have preferential subscription rights to these securities on a pro rata basis unless such rights are waived by a two-thirds majority of the votes held by the shareholders present at the extraordinary meeting deciding or authorizing the capital increase, voting in person or represented by proxy or voting by mail. In case such rights are not waived by the extraordinary general meeting, each shareholder may individually either exercise, assign or not exercise its preferential subscription rights.

Under Delaware law, unless otherwise provided in a corporation’s certificate of incorporation, a stockholder does not, by operation of law, possess preemptive rights to subscribe to additional issuances of the corporation’s stock or to any security convertible into such stock.

Sources of Dividends

Under French law, dividends may only be paid by a French société anonyme out of “distributable profits,” plus any distributable reserves and “distributable premium” that the shareholders decide to make available for distribution, other than those reserves that are specifically required by law.

“Distributable profits” consist of the unconsolidated net profits of the relevant corporation for each fiscal year, as increased or reduced by any profit or loss carried forward from prior years, less any contributions to the reserve accounts pursuant to French law or to the reserve set forth in the company’s by-laws (if any).

“Distributable premium” refers to the contribution paid by the shareholders in addition to the par value of their shares for their subscription that the shareholders decide to make available for distribution.

Except in case of a share capital reduction, no distribution can be made to the shareholders when the net equity is, or would become, lower than the amount of the share capital plus the reserves which cannot be distributed in accordance with the law or by-laws.

Under Delaware law, dividends may be paid by a Delaware corporation either out of (1) surplus or (2) in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, except when the capital is diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of capital represented by issued and outstanding stock having a preference on the distribution of assets.

Repurchase of Shares	Under French law, a corporation may acquire its own shares for the following	Under Delaware law, a corporation may generally redeem or repurchase shares of its stock unless the capital of the corporation is

France	Delaware

purposes only in accordance with the safe harbor exemptions provided by MAR:

•  to decrease its share capital, provided that such decision is not driven by losses and that a purchase offer is made to all shareholders on a pro rata basis, with the approval of the shareholders at the extraordinary general meeting deciding the capital reduction;

•  to meet obligations arising from debt securities, that are exchangeable into equity instruments

•  to provide shares for distribution to employees or managers under a profit-sharing, free share or share option plan; in this case the shares repurchased must be distributed within 12 months from their repurchase failing which they must be cancelled; or

•  under a buy-back program to be authorized by the shareholders in accordance with the provisions of Article L. 22-10-62 of the French Commercial Code, in accordance with MAR, Commission Delegated Regulation (EU) 2016/1052 of March 8, 2016, and in accordance with the general regulations of the AMF.

All other purposes, and especially share buy-backs for external growth operations by virtue of Article L. 22-10-62 of the French Commercial Code, while not forbidden, must be pursued in strict compliance of market manipulations and insider dealing rules.

Under MAR and in accordance with the General Regulations (réglement général) of the AMF, a corporation shall report to the competent authority of the trading venue on which the shares have been admitted to trading or are traded, no later than by the end of the seventh daily market session following the date of the execution of the transaction, all the transactions relating to the buy-back program, in a detailed form and in an aggregated form.

impaired or such redemption or repurchase would impair the capital of the corporation.

	France	Delaware
No such repurchase of shares may result in the company holding, directly or through a person acting on its behalf, more than 10% of its issued share capital.

Liability of Directors and Officers	Under French law, the by-laws may not include any provisions limiting the liability of directors.

Under Delaware law, a corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:

•  any breach of the director’s duty of loyalty to the corporation or its stockholders;

•  acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•  intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

•  any transaction from which the director derives an improper personal benefit.

Voting Rights	French law provides that, unless otherwise provided in the by-laws, each shareholder is entitled to one vote for each share of capital stock held by such shareholder. Further to the introduction of Law No. 2014-384 dated March 29, 2014 (Loi Florange), shares registered under a shareholder’s name for more than two years shall automatically be granted double voting rights from 2016, unless the by-laws expressly reject this measure.	Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.

Shareholder Vote on Certain Transactions

Generally, under French law, completion of a merger, dissolution, sale, lease or exchange of all or substantially all of a corporation’s assets (apport partiel

d’actifs) requires:

•  the approval of the board of directors; and

•  approval by a two-thirds majority of the votes held by the shareholders present, represented by proxy; or

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires:

•  the approval of the board of directors; and

•  approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides

	France	Delaware
	voting by mail at the relevant meeting or, in the case of a merger with a non-EU company, approval of all shareholders of the corporation.	for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

Dissent or Dissenters Appraisal Rights	French law does not provide for any such right but provides that a merger is subject to shareholders’ approval by a two-thirds majority vote, as stated above.

Under Delaware law, a holder of shares of any class or series has the right, in specified circumstances, to dissent from a merger or consolidation by demanding payment in cash for the stockholder’s shares equal to the fair value of those shares, as determined by the Delaware Chancery Court in an action timely brought by the corporation or a dissenting stockholder. Delaware law grants these appraisal rights only in the case of mergers or consolidations and not in the case of a sale or transfer of assets or a purchase of assets for stock. Further, no appraisal rights are available for shares of any class or series that is listed on a national securities exchange or held of record by more than 2,000 stockholders, unless the agreement of merger or consolidation requires the holders to accept for their shares anything other than:

•  shares of stock of the surviving corporation;

•  shares of stock of another corporation that are either listed on a national securities exchange or held of record by more than 2,000 stockholders;

•  cash in lieu of fractional shares of the stock described in the two preceding bullet points; or

•  any combination of the above.

In addition, appraisal rights are not available to holders of shares of the surviving corporation in specified mergers that do not require the vote of the stockholders of the surviving corporation.

Standard of Conduct for Directors	French law does not contain specific provisions setting forth the standard of conduct of a director. However, directors have a duty to act without self-interest, on a well-informed basis and they cannot make any decision against a corporation’s corporate interest (intérêt social).	Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-

	France	Delaware
informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.

Shareholder Suits

French law provides that a shareholder, or a group of shareholders, may initiate a legal action to seek indemnification from the directors of a corporation in the corporation’s interest if it fails to bring such legal action itself. If so, any damages awarded by the court are paid to the corporation and any legal fees relating to such action are borne by the relevant shareholder or the group of shareholders.

The plaintiff must remain a shareholder through the duration of the legal action.

There is no other case where shareholders may initiate a derivative action to enforce a right of a corporation.

A shareholder may alternatively or cumulatively bring individual legal action against the directors, provided he has suffered distinct damages from those suffered by the corporation. In this case, any damages awarded by the court are paid to the relevant shareholder.

Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:

•  state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiff’s shares thereafter devolved on the plaintiff by operation of law; and

•  allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff’s failure to obtain the action; or

•  state the reasons for not making the effort.

Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

Amendment of Certificate of Incorporation

Unlike companies incorporated under Delaware law, which organizational documents are comprised of a certificate of incorporation and by-laws, companies incorporated under French law only have by-laws (statuts) as organizational documents.

As indicated below, only the extraordinary shareholders’ meeting is authorized to adopt or amend the by-laws under French law.

Under Delaware law, generally a corporation may amend its certificate of incorporation if:

•  its board of directors has adopted a resolution setting forth the amendment proposed and declared its advisability; and

•  the amendment is adopted by the affirmative votes of a majority (or greater percentage as may be specified by the corporation) of the outstanding shares entitled to vote on the amendment and a majority (or greater percentage as may be specified by the corporation) of the outstanding shares of each class or series of stock, if any, entitled to vote on the amendment as a class or series.

Amendment of By-laws	Under French law, only the extraordinary shareholders’ meeting is authorized to adopt or amend the by-laws.	Under Delaware law, the stockholders entitled to vote have the power to adopt, amend or repeal by-laws. A corporation may also confer, in its certificate of

France	Delaware
The extraordinary shareholders’ meeting may authorize the board of directors to amend the by-laws to comply with legal provisions, subject to the ratification of such amendments by the next extraordinary shareholders’ meeting. The board of directors is also authorized to amend the by-laws as a result of a decision to relocate the company’s registered office in France, subject to ratification by the next ordinary shareholders’ meeting.	incorporation, that power upon the board of directors.

Other French and E.U. Law Considerations

Takeover Provisions

Declaration for Statistical Purpose. Under French law, a non-French resident as well as any French entity controlled by non-French residents may have to file a declaration for statistical purposes with the Bank of France (Banque de France), within twenty (20) working days following the date of certain direct foreign investments in us, including any purchase of our ADSs. In particular, such filings are required in connection with investments exceeding €15,000,000 that lead to the acquisition of at least 10% of our share capital or voting rights or cross such 10% threshold. Violation of this filing requirement may be sanctioned by five years of imprisonment and a fine up to twice the amount of the relevant investment. This amount may be increased fivefold if the violation is made by a legal entity.

Authorization of the Ministry of Economy. Under French law, certain investments in a French company relating to strategic sectors and activities likely to prejudice the interests of national defense, participating in the exercise of public authority or likely to prejudice public order and public security (such as research and development in biotechnologies intended to be carried out in a sensitive activity within the meaning of § I or II of Article R. 151-3 of the French Monetary and Financial Code or activities relating to infrastructure, goods or services essential to guarantee the protection of public health) by individuals or entities not French, not resident in France or controlled by entities not French or not resident in France are subject to prior authorization of the Ministry of Economy pursuant to Articles L. 151-1 and seq. and R. 151-1 and seq. of the French Monetary and Financial Code.

Majority Shareholder Rights. The owner of 90% of the share capital and voting rights of a public company listed on a regulated market in a Member State of the European Union or in a state party to the EEA Agreement, including from the main French Stock Exchange, has the right to force out minority shareholders following a tender offer made to all shareholders.

Transfer Agent and Registrar

The transfer agent and registrar for our ADSs is Citibank, N.A. The transfer agent and registrar for our ordinary shares is Société Générale Securities Services.

Listing

Our ADSs are listed on the Nasdaq Capital Market under the symbol “DBVT” and our ordinary shares are listed on Euronext Paris under the symbol “DBV.”

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

Citibank, N.A. acts as the depositary for our ADSs. Citibank’s depositary offices are located at 388 Greenwich Street, New York, New York 10013. ADSs represent ownership interests in securities that are on deposit with the depositary. ADSs may be represented by certificates that are commonly known as American Depositary Receipts (“ADRs”). The depositary typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank Europe Plc, located at EGSP 186, 1 North Wall Quay, Dublin 1 Ireland.

We have appointed Citibank as depositary pursuant to a deposit agreement. Copies of the deposit agreement, amendment no. 1 to the deposit agreement and amendment no. 2 to the deposit agreement are on file with the SEC under cover of a Registration Statement on Form F-6 (as amended). You may obtain a copy of the deposit agreement and the amendments to the deposit agreement from the SEC’s website at www.sec.gov. Please refer to (i) File Number 333-265201 when retrieving a copy of the deposit agreement, and (ii) File Number 333-266202 when retrieving copies of the amendments to the deposit agreement.

We are providing you with a summary description of the material terms of the ADSs and of a holder of ADS’s material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety. The portions of this summary description that are italicized describe matters that may be relevant to the ownership of ADSs but that may not be contained in the deposit agreement.

Each ADS represents the right to receive, and to exercise the beneficial ownership interests in, five ordinary shares on deposit with the depositary or the custodian. An ADS also represents the right to receive, and to exercise the beneficial ownership interests in, any other property received by the depositary or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. We and the depositary may agree to change the ADS-to-ordinary share ratio as provided in the deposit agreement. This amendment may give rise to, or change, the depositary fees payable by ADS owners. The custodian, the depositary and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the depositary, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of the ADSs. The depositary, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. A beneficial owner of ADSs may or may not be the holder of ADSs. Beneficial owners of ADSs will be able to receive, and to exercise beneficial ownership interests in the deposited property only through the registered holders of the ADSs, by the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the depositary, and by the depositary (on behalf of the owners of the corresponding ADSs) directly, or indirectly through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.

If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as owner of ADSs and those of the depositary. As an ADS holder you appoint the depositary to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of ordinary shares will continue to be governed by the laws of France, which may be different from the laws in the United States.

In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. Neither the depositary, the custodian, us or any of their or our respective agents or affiliates shall be required to take any actions whatsoever on your behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

As an owner of ADSs, we will not treat you as one of our shareholders and you will not have direct shareholder rights. The depositary will hold on your behalf the shareholder rights attached to the ordinary shares underlying your ADSs. As an owner of ADSs you will be able to exercise the shareholders rights for the ordinary shares represented by your ADSs through the depositary only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement you will, as an ADS owner, need to arrange for the cancellation of your ADSs and become a direct shareholder.

The manner in which you own the ADSs (e.g., in a brokerage account vs. as registered holder, or as holder of certificated vs. uncertificated ADSs) may affect your rights and obligations, and the manner in which, and extent to which, the depositary’s services are made available to you. As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary, commonly referred to as the direct registration system (“DRS”). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary to the holders of the ADSs. The direct registration system includes automated transfers between the depositary and The Depository Trust Company (“DTC”), the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the “holder.” When we refer to “you,” we assume the reader owns ADSs and will own ADSs at the relevant time.

The registration of the ordinary shares in the name of the depositary or the custodian shall, to the maximum extent permitted by applicable law, vest in the depositary or the custodian the record ownership in the applicable ordinary shares with the beneficial ownership rights and interests in such ordinary shares being at all times vested with the beneficial owners of the ADSs representing the ordinary shares. The depositary or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all deposited property, in each case only on behalf of the holders and beneficial owners of the ADSs representing the deposited property.

Dividends and Distributions

As a holder of ADSs, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of ADSs will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of a specified record date, after deduction the applicable fees, taxes and expenses.

Distributions of Cash

Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary will arrange for the funds received in a currency other than U.S. dollars to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to French laws and regulations.

The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The depositary will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.

Distributions of Ordinary Shares

Whenever we make a free distribution of ordinary shares for the securities on deposit with the custodian, we will deposit the applicable number of ordinary shares with the custodian. Upon receipt of confirmation of such deposit, the depositary will either distribute to holders new ADSs representing the ordinary shares deposited or modify the ADS-to-ordinary share ratio, in which case each ADS you hold will represent rights and interests in the additional ordinary shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

The distribution of new ADSs or the modification of the ADS-to-ordinary share ratio upon a distribution of ordinary shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary may sell all or a portion of the new ordinary shares so distributed.

No such distribution of new ADSs will be made if it would violate a law (i.e., the U.S. securities laws) or if it is not operationally practicable. If the depositary does not distribute new ADSs as described above, it may sell the ordinary shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.

Distributions of Rights

Whenever we intend to distribute rights to subscribe for additional ordinary shares, we will give prior notice to the depositary and we will assist the depositary in determining whether it is lawful and reasonably practicable to distribute rights to subscribe for additional ADSs to holders.

The depositary will establish procedures to distribute rights to subscribe for additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to subscribe for new ordinary shares other than in the form of ADSs.

The depositary will not distribute the rights to you if:

•	we do not timely request that the rights be distributed to you or we request that the rights not be distributed to you; or

•	we fail to deliver satisfactory documents to the depositary; or

•	it is not reasonably practicable to distribute the rights.

The depositary will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary is unable to sell the rights, it will allow the rights to lapse.

Elective Distributions

Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional ordinary shares, we will give prior notice thereof to the depositary and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary in determining whether such distribution is lawful and reasonably practicable.

The depositary will make the election available to you only if it is reasonably practicable and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.

If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in France would receive upon failing to make an election, as more fully described in the deposit agreement.

Other Distributions

Whenever we intend to distribute property other than cash, ordinary shares or rights to subscriber for additional ordinary shares, we will notify the depositary in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary in determining whether such distribution to holders is lawful and reasonably practicable.

If it is reasonably practicable to distribute such property to you and if we provide to the depositary all of the documentation contemplated in the deposit agreement, the depositary will distribute the property to the holders in a manner it deems practicable.

The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary may sell all or a portion of the property received.

The depositary will not distribute the property to you and will sell the property if:

•	we do not request that the property be distributed to you or if we ask that the property not be distributed to you; or

•	we do not deliver satisfactory documents to the depositary; or

•	depositary determines that all or a portion of the distribution to you is not reasonably practicable.

The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.

Redemption

Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary in advance. If it is practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary will provide notice of the redemption to the holders.

The custodian will be instructed to surrender the ordinary shares being redeemed against payment of the applicable redemption price. The depositary will convert the redemption funds received in a currency other than U.S. dollars into U.S. dollars upon the terms of the deposit agreement and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary may determine.

Changes Affecting Ordinary Shares

The ordinary shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, a split-up, cancellation, consolidation or reclassification of such ordinary shares or a recapitalization, reorganization, merger, consolidation or sale of assets.

If any such change were to occur, your ADSs would, to the extent permitted by law and the deposit agreement, represent the right to receive the property received or exchanged in respect of the ordinary shares held on deposit. The depositary may in such circumstances deliver new ADSs to you, amend the deposit agreement, the ADRs and the applicable Registration Statement(s) on Form F-6, call for the exchange of your existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the ordinary shares. If the depositary may not lawfully distribute such property to you, the depositary may sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Issuance of ADSs upon Deposit of Ordinary Shares

The depositary may create ADSs on your behalf if you or your broker deposit ordinary shares with the custodian. The depositary will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the ordinary shares to the custodian. Your ability to deposit ordinary shares and receive ADSs may be limited by U.S. and French legal considerations applicable at the time of deposit.

The issuance of ADSs may be delayed until the depositary or the custodian receives confirmation that all required approvals have been given and that the ordinary shares have been duly transferred to the custodian. The depositary will only issue ADSs in whole numbers.

When you make a deposit of ordinary shares, you will be responsible for transferring good and valid title to the depositary. As such, you will be deemed to represent and warrant that:

•	The ordinary shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained.

•	All preemptive (and similar) rights, if any, with respect to such ordinary shares have been validly waived or exercised.

•	You are duly authorized to deposit the ordinary shares.

•

The ordinary shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, “restricted securities” (as defined in the deposit agreement).

•	The ordinary shares presented for deposit have not been stripped of any rights or entitlements.

If any of the representations or warranties are incorrect in any way, we and the depositary may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

Transfer, Combination and Split Up of ADRs

As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary and also must:

•	ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;

•	provide such proof of identity and genuineness of signatures as the depositary deems appropriate;

•	provide any transfer stamps required by the State of New York or the United States; and

•	pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.

Withdrawal of Ordinary Shares Upon Cancellation of ADSs

As a holder, you will be entitled to present your ADSs to the depositary for cancellation and then receive the corresponding number of underlying ordinary shares at the custodian’s offices. Your ability to withdraw the ordinary shares held in respect of the ADSs may be limited by U.S. and French legal considerations applicable at the time of withdrawal. In order to withdraw the ordinary shares represented by your ADSs, you will be required to pay to the depositary the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the ordinary shares being withdrawn. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.

If you hold ADSs registered in your name, the depositary may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary may deem appropriate before it will cancel your ADSs. The withdrawal of the ordinary shares represented by your ADSs may be delayed until the depositary receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary will only accept ADSs for cancellation that represent a whole number of securities on deposit.

You will have the right to withdraw the securities represented by your ADSs at any time except for:

•

temporary delays that may arise because (i) the transfer books for the ordinary shares or ADSs are closed, or (ii) ordinary shares are immobilized on account of a shareholders’ meeting or a payment of dividends;

•	obligations to pay fees, taxes and similar charges; or

•	restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.

Voting Rights

As a holder, you generally have the right under the deposit agreement to instruct the depositary to exercise the voting rights for the ordinary shares represented by your ADSs. The voting rights of holders of ordinary shares are described in the sections of this prospectus titled “Description of Share Capital and By-laws” and “Limitations Affecting Shareholders of a French Company.”

At our request, the depositary will distribute to you any notice of shareholders’ meeting received from us together with information explaining how to instruct the depositary to exercise the voting rights of the securities represented by ADSs.

If the depositary timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities (in person or by proxy) represented by the holder’s ADSs in accordance with such voting instructions.

Please note that the ability of the depositary to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary in a timely manner. Securities for which no voting instructions have been received will not be voted.

Fees and Charges

As an ADS holder, you will be required to pay the following service fees under the terms of the deposit agreement to the depositary:

Service	Fees
1. Issuance of ADSs upon deposit of ordinary shares (excluding issuances as a result of distributions described in paragraph (4) below).	Up to U.S. $0.05 per ADS issued

2. Delivery of deposited securities against surrender of ADSs.	Up to U.S. $0.05 per ADS surrendered

3. Distribution of cash dividends or other cash distributions (i.e., sale of rights and other entitlements).	Up to U.S. $0.05 per ADS held

4. Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) exercise of rights to purchase additional ADSs.	Up to U.S. $0.05 per ADS held

5. Distribution of securities other than ADSs or rights to purchase additional ADSs (i.e., spin-off shares).	Up to U.S. $0.05 per ADS held

6. ADS Services.	Up to U.S. $0.05 per ADS held on the applicable record date(s) established by the depositary

We, ADS holders, beneficial owners, persons depositing ordinary shares and persons surrendering ADSs for cancellation and for the purpose of withdrawing deposited securities shall be responsible for the following ADS charges under the terms of the deposit agreement:

•	taxes (including applicable interest and penalties) and other governmental charges;

•

such registration fees as may from time to time be in effect for the registration of ordinary shares or other deposited securities on the share register and applicable to transfers of ordinary shares or other deposited securities to or from the name of the custodian, the depositary or any nominees upon the making of deposits and withdrawals, respectively;

•

such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the deposit agreement to be at the expense of the person depositing ordinary shares or withdrawing deposited securities or of the holders and beneficial owners of ADSs;

•	the expenses and charges incurred by the depositary in the conversion of foreign currency;

•

such fees and expenses as are incurred by the depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to ordinary shares, deposited securities, ADSs and ADRs; and

•	the fees and expenses incurred by the depositary, the custodian, or any nominee in connection with the servicing or delivery of deposited property.

ADS fees and charges payable upon (i) deposit of ordinary shares against issuance of ADSs and (ii) surrender of ADSs for cancellation and withdrawal of deposited securities will be payable by the person to whom the ADSs so issued are delivered by the depositary (in the case of ADS issuances) and by the person who delivers the ADSs for cancellation to the depositary (in the case of ADS cancellations). In the case of ADSs issued by the depositary into DTC or presented to the depositary via DTC, the ADS issuance and cancellation fees and charges will be payable by the DTC participant(s) receiving the ADSs from the depositary or the DTC participant(s) surrendering the ADSs to the depositary for cancellation, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account(s) of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are payable by holders as of the applicable ADS record date established by the depositary. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, the applicable holders as of the ADS record date established by the depositary will be invoiced for the amount of the ADS fees and charges. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee are charged to the DTC participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs.

In the event of refusal to pay the depositary fees, the depositary may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder.

Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary. You will receive prior notice of such changes.

The depositary may reimburse us for certain expenses incurred by us in respect of the ADR program established pursuant to the deposit agreement, by making available a portion of the depositary fees charged in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary may agree from time to time.

Amendments and Termination

We may agree with the depositary to modify the deposit agreement at any time without your consent. We undertake to give holders 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.

You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the ordinary shares represented by your ADSs (except as permitted by law).

We have the right to direct the depositary to terminate the deposit agreement. Similarly, the depositary may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary must give notice to the holders at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.

After termination, the depositary will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and may sell the securities held on deposit. After the sale, the depositary will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).

Books of Depositary

The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.

The depositary will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.

Limitations on Obligations and Liabilities

The deposit agreement limits our obligations and the depositary’s obligations to you. Please note the following:

•	We and the depositary are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.

•

The depositary disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

•

The depositary disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in ordinary shares, for the validity or worth of the ordinary shares, for any tax consequences that result from the ownership of ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice.

•	We and the depositary will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.

•

We and the depositary disclaim any liability if we or the depositary are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation, or by reason of present or future provision of any provision of our by-laws, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control.

•

We and the depositary disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our by-laws or in any provisions of or governing the securities on deposit.

•

We and the depositary further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting ordinary shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

•

We and the depositary also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit that is made available to holders of ordinary shares but is not, under the terms of the deposit agreement, made available to you.

•	We and the depositary may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

•	We and the depositary also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.

•	No disclaimer of any Securities Act liability is intended by any provision of the deposit agreement.

•	Nothing in the deposit agreement gives rise to a partnership or joint venture, or establishes a fiduciary relationship, among us, the depositary and you as ADS holder.

•

Nothing in the deposit agreement precludes the depositary (or its affiliates) from engaging in transactions in which parties adverse to us or the ADS owners have interests, and nothing in the deposit agreement obligates the depositary to disclose those transactions, or any information obtained in the course of those transactions, to us or to the ADS owners, or to account for any payment received as part of those transactions.

As the above limitations relate to our obligations and the depositary’s obligations to you under the deposit agreement, we believe that, as a matter of construction of the clause, such limitations would likely to continue to apply to ADS holders who withdraw the ordinary shares from the ADS facility with respect to obligations or liabilities incurred under the deposit agreement before the cancellation of the ADSs and the withdrawal of the ordinary shares, and such limitations would most likely not apply to ADS holders who withdraw the ordinary shares from the ADS facility with respect to obligations or liabilities incurred after the cancellation of the ADSs and the withdrawal of the ordinary shares and not under the deposit agreement.

In any event, you will not be deemed, by agreeing to the terms of the deposit agreement, to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder. In fact, you cannot waive our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

Pre-Release Transactions

The depositary bank has informed us that it no longer engages in pre-release transactions, and has no intention to do so in the future.

Taxes

You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

The depositary may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary and to the custodian proof of taxpayer status and residence and such other information as the depositary and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Foreign Currency Conversion

The depositary will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary may take the following actions in its discretion:

•	convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical;

•	distribute the foreign currency to holders for whom the distribution is lawful and practical; and

•	hold the foreign currency (without liability for interest) for the applicable holders.

Governing Law/Waiver of Jury Trial

The deposit agreement, the ADRs and the ADSs will be interpreted in accordance with the laws of the State of New York. The rights of holders of ordinary shares (including ordinary shares represented by ADSs) are governed by the laws of France.

As an owner of ADSs, you irrevocably agree that any legal action arising out of the Deposit Agreement, the ADSs or the ADRs, involving the Company or the Depositary, may only be instituted in a state or federal court in the city of New York.

SELLING SHAREHOLDERS

We have prepared this prospectus to allow the selling shareholders to offer and sell from time to time for their own account up to 289,013,065 Resale Shares, which may be in the form of ADSs, consisting of (i) up to 34,090,004 issued and outstanding ordinary shares, and (ii) up to 59,657,507 ABSA Warrant Shares issuable upon the exercise of the ABSA Warrants, (iii) up to 71,005,656 First PFW Shares issuable upon the exercise of the First Pre-Funded Warrants, and (iv) up to 124,259,898 Second PFW Shares issuable upon the exercise of the Second Pre-Funded Warrants.

We are registering the offer and sale of the Resale Shares beneficially owned by the selling shareholders to satisfy our obligations to them pursuant to the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, we have agreed to use our reasonable best efforts to keep the registration statement, of which this prospectus is a part, effective until the earlier to occur of: (i) the date on which the securities may be resold by the selling shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, (ii) the date on which all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect, or (iii) April 7, 2030.

The following table sets forth (i) the name of each selling shareholder, (ii) the number of shares beneficially owned by each of the respective selling shareholders, including the Resale Shares and the Warrant Shares, (iii) the number of Resale Shares that may be offered under this prospectus and (iv) the number of our ordinary shares beneficially owned by the selling shareholders assuming all of the Resale Shares covered hereby are sold.

The number of ordinary shares set forth in the following table for any selling shareholder reflects the exercise limitations as set forth in the Pre-Funded Warrants. The Pre-Funded Warrants provide that the holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if such holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of ordinary shares outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”). The holder may increase or decrease the Beneficial Ownership Limitation, provided, however, that the holder may only increase the Beneficial Ownership Limitation (i) by obtaining authorization from the French Ministry of Economy in the event the Beneficial Ownership Limitation is being raised above 9.99%, (ii) by providing 61 days’ notice to the Company, except that in no event will the Beneficial Ownership Limitation exceed (i) with respect to the limitations under Section 13(d) of the Exchange Act, 19.99% of our ordinary shares and (ii) with respect to the French regime for control of foreign direct investments, 24.99% of the voting rights. Accordingly, the number of ordinary shares set forth in the following table for any shareholder may exceed the number of ordinary shares that it could own beneficially at any given time as a result of its ownership of PFW Shares. As a result, the actual number of PFW Shares that may be issued to and sold by the selling shareholders could be materially less than the estimated numbers in the column titled “Number of Shares Being Offered” depending on factors which cannot be predicted by us at this time. In addition, we do not know how long the selling shareholders will hold the Resale Shares before selling them, and we currently have no agreements, arrangements or understandings with the selling shareholders regarding the sale or other disposition of any Resale Shares.

To our knowledge, none of the selling shareholders has, or during the three years prior to the date of this prospectus has had, any position, office or other material relationships with us or any of our affiliates, except that (i) we and each selling shareholder are party to the Registration Rights Agreement relating to the Resale Shares described above, (ii) we entered into a registration rights agreement with Baker Brothers, Vivo Opportunity Fund Holdings, L.P., Bpifrance Participations SA and certain other investors in June 2022 pursuant to which the investors are entitled to rights with respect to the registration under the Securities Act of ordinary shares, which may be represented by ADSs, (iii) we and Baker Brothers entered into a registration rights agreement in March 2018, pursuant to which Baker Brothers is entitled to rights with respect to the registration under the Securities Act of ordinary shares, which may be represented by ADSs, (iv) our director Michael J. Goller is an employee of an affiliate of Baker Brothers, (v) our director Maïlys Ferrère is a manager, Head of the Large Venture Investment Activity of Bpifrance Investissement which is an affiliate of one of the selling shareholders,

Bpifrance Participations S.A., and (vi) we have undertaken in the Securities Purchase Agreement to put forward a candidate proposed by MPM BioImpact as member of the Board of Directors for election by our shareholders. To our knowledge, based on information provided to us, none of the selling shareholders that are affiliates of broker-dealers purchased the Resale Shares outside the ordinary course of business, nor at the time of the acquisition did any selling shareholder have direct or indirect agreements or understandings with any person to distribute any ordinary shares, including the Resale Shares.

The information set forth in the table below is based upon information obtained from the selling shareholders. Beneficial ownership of the selling shareholders is determined in accordance with Rule 13d-3(d) under the Exchange Act. The percentage of shares beneficially owned after the offering is based on 391,871,933 ordinary shares outstanding as of April 7, 2025, after giving effect to the issuance of 34,090,004 ordinary shares issued on April 7, 2025 pursuant to the Securities Purchase Agreements, and assuming the full exercise of (i) the ABSA Warrants for 59,657,507 ABSA Warrant Shares, (ii) the First Pre-Funded Warrants for 71,005,656 First PFW Shares, (iii) the BS Warrants for 71,005,656 Second Pre-Funded Warrants, and (iv) the Second Pre-Funded Warrants (issuable upon exercise of the BS Warrants) for 124,259,898 Second PFW Shares.

As used in this prospectus, the term “selling shareholders” includes the selling shareholders listed in the table below, together with any additional selling shareholders listed in a prospectus supplement, and their donees, pledgees, assignees, transferees, distributees and successors-in-interest that receive Resale Shares in any non-sale transfer after the date of this prospectus. Unless otherwise indicated, the address for each selling shareholder is c/o DBV Technologies Inc., 10 Independence Boulevard, Suite 302, Warren, New Jersey 07059.

Name of Selling Shareholder	Ordinary Shares Beneficially Owned Prior to this Offering	Number of Shares Being Offered	Number of Ordinary Shares Beneficially Owned After this Offering	Percent of Outstanding Ordinary Shares After this Offering
Entities affiliated with Baker Bros. Advisors LP(1)	23,468,163	75,088,464	36,584,494	9.34%
Entities affiliated with Suvretta(2)	15,176,304	56,612,743	210,221	*
Entities affiliated with MPM BioImpact LLC(3)	14,614,449	42,298,608	—	—
Adage Capital Partners, L.P.(4)	14,614,449	28,145,414	—	—
Janus(5)	14,614,449	28,145,414	—	—
Entities affiliated with Vivo Opportunity Fund(6)	14,614,449	22,972,763	—	—
Octagon Private Opportunities Fund II LP(7)	13,997,797	13,997,797	—	—
Entities affiliated with Bpifrance Participations S.A.(8)	17,455,376	10,303,513	7,151,863	1.83%
Citadel CEMF Investments Ltd.(9)	9,158,677	9,158,677	—	—
Yiheng Capital Partners, LP(10)	5,571,217	2,289,672	3,281,545	*
All Selling Shareholders	143,285,330	289,013,065	47,228,123	12.05%

*	Less than one percent of outstanding ordinary shares
(1)

Consists of (a) 2,185,234 ordinary shares (including 120,036 ADSs representing 600,180 ordinary shares) held by 667, L.P. (“667”) and (b) 21,282,929 ordinary shares (including 1,341,389 ADSs representing 6,706,945 ordinary shares) held by Baker Brothers Life Sciences, L.P (“Baker Life Sciences” and together with 667, the “Baker Funds”). In addition, (a) 667 has (i) 1,383,352 pre-funded warrants exercisable into 1,383,352 ordinary shares, (ii) 2,299,656 First Pre-Funded Warrants exercisable into 2,299,656 First PFW Shares, and (iii) 2,299,656 BS Warrants exercisable into 2,299,656 Second Pre-Funded Warrants, that are exercisable into 4,024,398 Second PFW Shares and (b) Baker Life Sciences has (i) 11,732,979 pre-funded warrants exercisable into 11,732,979 ordinary shares, (ii) 25,005,240 First Pre-Funded Warrants exercisable into 25,005,240 First PFW Shares, and (iii) 25,005,240 BS Warrants exercisable into 25,005,240 Second Pre-Funded Warrants, that are exercisable into 43,759,170 Second PFW Shares (together, the “Baker Warrants”). The Baker Warrants are subject to the Beneficial Ownership Limitation, and the amounts and percentages in the table give effect to the Beneficial Ownership Limitation, reflecting no shares issuable upon exercise of the Baker Warrants. Baker Bros. Advisors LP (the “Adviser”) serves as the investment adviser to the Baker Funds. In connection with the services provided by the Adviser, the Adviser receives an asset-based management fee that does not confer any pecuniary interest in the securities held by the Baker Funds. Baker Bros. Advisors (GP) LLC (the “Adviser GP”) is the Adviser’s sole general partner. Julian C. Baker and Felix J. Baker are managing members of the Adviser GP. The Adviser has complete and unlimited discretion and authority with respect to the investment and voting power of the securities held by the Funds. The general partners of the Baker Funds relinquished to the Adviser all discretion and authority with respect to the investment and voting power of the securities held by the Baker Funds. Julian C. Baker, Felix J. Baker, the Adviser GP and the Adviser disclaim beneficial ownership of the securities held directly by the Baker Funds except to the extent of their pecuniary interest therein. Michael Goller, a full-time employee of the Adviser currently serves on DBV’s Board of directors as a representative of the Baker Funds. The policy of the Baker Funds and the Adviser does not permit full-time employees of the Adviser to receive compensation for serving as directors of any issuer, and the Baker Funds are instead entitled to the pecuniary interest in the Baker Warrants. Michael Goller has no voting power, dispositive power or pecuniary interest in the Baker Warrants. Other than through their control of the Adviser, Felix J. Baker and Julian C. Baker have neither voting nor dispositive power and have no direct pecuniary interest in the Baker Warrants held by Michael Goller. The Baker Funds are instead entitled to the pecuniary interest in the Baker Warrants held by Michael Goller. The Adviser has voting and investment power over the Baker Warrants held by Michael Goller. The address for each of these entities is 860 Washington Street, 3rd Floor, New York, New York 10014.
(2)

Consists of (a) 185,020 ordinary shares held by Averill Master Fund, Ltd. (“Averill Master Fund”), (b) 25,201 ordinary shares held by Averill Madison Master Fund, Ltd. (“Averill Madison Fund” and, together with Averill Master Fund, the “Averill Funds”), (c) 18,157,252 First PFW Shares issuable upon the exercise of the 18,157,252 First Pre-Funded Warrants held by Averill Master Fund, (d) 2,429,200 First PFW Shares issuable upon the exercise of the 2,429,200 First Pre-Funded Warrants held by Averill Madison Master Fund, (e) 31,775,191 Second PFW Shares issuable upon the exercise of the 18,157,252 Second Pre-Funded Warrants held by Averill Master Fund and (f) 4,251,100 Second PFW Shares issuable upon the exercise of the 2,429,200 Second Pre-Funded Warrants held by Averill Madison Master Fund. The First Pre-Funded Warrants and Second Prefunded Warrants are subject to the Beneficial Ownership Limitation, reflecting an aggregate of 14,966,083 ordinary shares issuable upon the exercise of the First Pre-Funded Warrants and Second Prefunded Warrants. Suvretta Capital Management, LLC is the investment manager of the Averill Funds. Aaron Cowen is a control person of Suvretta Capital Management, LLC and as such may be deemed to beneficially own these shares. Mr. Cowen disclaims beneficial ownership of all ordinary shares held by the Averill Funds, other than, to the extent of any pecuniary interest therein. The principal address of the Averill Funds, Suvretta Capital Management, LLC and Mr. Cowen is 540 Madison Avenue, 7th Floor, New York, NY 10022.

(3)

Consists of (a) 1,835,344 ordinary shares held by BioImpact Equities Fund, LP (“BioImpact Equities Fund”), (b) 725,484 ordinary shares held by GTM Capital Healthcare Fund, L.P. (“GTM Fund”), (c) 1,252,216 ordinary shares held by MPM BioImpact Innovations Equities Master, LP (“MPM Innovations Fund”), (d) 495,712 ordinary shares held by BioImpact Equities Master Fund, LP (“BioImpact Master Fund”), (e) 773,796 ordinary shares held by Oncology Impact Fund 2, L.P. (“Oncology Impact Fund”), and (f) 189,980 ordinary shares held by New Technologies and Virology Fund, L.P. (“NTV Fund” and, together with BioImpact Equities Fund, GTM Fund, MPM Innovations Fund, BioImpact Master Fund and Oncology Impact Fund, the “MPM Funds”). In addition, (a) BioImpact Equities Fund has (i) 1,835,344 ABSA Warrants exercisable into 3,211,852 Warrant Shares, (ii) 3,518,816 First Pre-Funded Warrants exercisable into 3,518,816 First PFW Shares, and (iii) 3,518,816 BS Warrants exercisable into 3,518,816 Second Pre-Funded Warrants, that are exercisable into 6,157,928 Second PFW Shares, (b) GTM Fund has (i) 725,484 ABSA Warrants exercisable into 1,269,597 ABSA Warrant Shares, (ii) 1,390,936 First Pre-Funded Warrants exercisable into 1,390,936 First PFW Shares, and (iii) 1,390,936 BS Warrants exercisable into 1,390,936 Second Pre-Funded Warrants, that are exercisable into 2,434,138 Second PFW Shares, (c) MPM Innovations Fund has (i) 1,252,216 ABSA Warrants exercisable into 2,191,378 ABSA

Warrant Shares, (ii) 2,400,816 First Pre-Funded Warrants exercisable into 2,400,816 First PFW Shares, and (iii) 2,400,816 BS Warrants exercisable into 2,400,816 Second Pre-Funded Warrants, that are exercisable into 4,201,428 Second PFW Shares, (d) BioImpact Master Fund has (i) 495,712 ABSA Warrants exercisable into 867,496 ABSA Warrant Shares, (ii) 950,408 First Pre-Funded Warrants exercisable into 950,408 First PFW Shares, and (iii) 950,408 BS Warrants exercisable into 950,408 Second Pre-Funded Warrants, that are exercisable into 1,663,214 Second PFW Shares, (e) Oncology Impact Fund has (i) 773,796 ABSA Warrants exercisable into 1,354,143 ABSA Warrant Shares, (ii) 1,483,564 First Pre-Funded Warrants exercisable into 1,483,564 First PFW Shares, and (iii) 1,483,564 BS Warrants exercisable into 1,483,564 Second Pre-Funded Warrants, that are exercisable into 2,596,237 Second PFW Shares, and (f) NTV Fund has (i) 189,980 ABSA Warrants exercisable into 332,465 ABSA Warrant Shares, (ii) 364,240 First Pre-Funded Warrants exercisable into 364,240 First PFW Shares, and (iii) 364,240 BS Warrants exercisable into 364,240 Second Pre-Funded Warrants, that are exercisable into 637,420 Second PFW Shares. The Pre-Funded Warrants are subject to the Beneficial Ownership Limitation. MPM BioImpact LLC serves as the investment adviser or sub-adviser to the MPM Funds. Christiana Bardon is a Managing Partner of MPM BioImpact LLC, has sole or shared voting or dispositive power with respect to the securities held by the MPM Funds and as such may be deemed to beneficially own such securities. Ms. Bardon disclaims beneficial ownership of all ordinary shares held by the MPM Funds, other than to the extent of her pecuniary interest therein. The principal address of the MPM Funds, MPM BioImpact LLC and Ms. Bardon is 399 Boylston Street, Suite 1100, Boston, MA 02116.
(4)

Consists of (a) 5,272,532 ordinary shares, (b) 9,226,931 ABSA Warrant Shares issuable upon exercise of 5,272,532 ABSA Warrants, (c) 4,962,164 First PFW Shares issuable upon the exercise of 4,962,164 First Pre-Funded Warrants, and (d) 8,683,787 Second PFW Shares issuable upon the exercise of the 4,962,164 Second Pre-Funded Warrants underlying the 4,962,164 BS Warrants held by Adage Capital Partners, L.P. (“Adage”). The Pre-Funded Warrants are subject to the Beneficial Ownership Limitation. Bob Atchinson and Phillip Gross are the managing members of Adage Capital Advisors, L.L.C., which is the managing member of Adage Capital Partners GP, L.L.C., which is the general partner of Adage, and each such person or entity, as the case may be, has shared voting and/or investment power over the securities held by Adage Capital Partners, LP and may be deemed the beneficial owner of such shares, and each such person or entity, as the case may be, disclaims beneficial ownership of such securities except to the extent of their respective pecuniary interest therein. The principal address of Adage, Mr. Atchinson , Mr. Gross, Adage Capital Advisors, L.L.C., and Adage Capital Partners GP, L.L.C. is 200 Clarendon Street, 52nd Floor, Boston, Massachusetts 02116.

(5)

Consists of (a) 4,666,192 ordinary shares held by Janus Henderson Biotech Innovation Master Fund Limited (“Janus Master Fund”), (b) 8,165,836 ABSA Warrant Shares held by Janus Master Fund issuable upon exercise of 4,666,192 ABSA Warrants, (c) 4,391,516 First Pre-Funded Warrants held by Janus Master Fund exercisable into 4,391,516 First PFW Shares, (d) 4,391,516 BS Warrants held by Janus Master Fund exercisable into 4,391,516 Second Pre-Funded Warrants, that are exercisable into 7,685,153 Second PFW Shares, (e) 606,340 ordinary shares held by Janus Henderson Biotech Innovation Master Fund II Limited (“Janus Master Fund II” and, together with Janus Master Fund, the “Janus Funds”), (f) 1,061,095 ABSA Warrant Shares held by Janus Master Fund II issuable upon exercise of 606,340 ABSA Warrants, (g) 570,648 First Pre-Funded Warrants held by Janus Master Fund II exercisable into 570,648 First PFW Shares, and (h) 570,648 BS Warrants held by Janus Master Fund II exercisable into 570,648 Second Pre-Funded Warrants, that are exercisable into 998,634 Second PFW Shares. The Pre-Funded Warrants are subject to the Beneficial Ownership Limitation. The shares may be deemed to be beneficially owned by Janus Henderson Investors US LLC (“Janus”), an investment adviser registered under the Investment Advisers Act of 1940, who acts as investment adviser for the Janus Funds and has the ability to make decisions with respect to the voting and disposition of the shares subject to the oversight of the board of directors of the Janus Funds. Under the terms of its management contract with the Janus Funds, Janus has overall responsibility for directing the investments of the Janus Funds in accordance with the Janus Funds’ investment objective, policies and limitations. The Janus Funds have one or more portfolio managers appointed by and serving at the pleasure of Janus whom makes decisions with respect to the disposition of the Resale Shares offered hereby. The address for Janus is 151 Detroit Street, Denver, CO 80206. The portfolio managers for the Janus Funds are: Andrew Acker, Daniel S. Lyons and Agustin Mohedas.
(6)

Consists of (i) 4,672,520 ordinary shares, (ii) 8,176,910 ABSA Warrant Shares issuable upon exercise of 4,672,520 ABSA Warrants, (iii) 2,730,560 First PFW Shares issuable upon exercise of 2,730,560 First Pre-Funded Warrants, (iv) 4,778,480 Second PFW Shares issuable upon the exercise of the 2,730,560 Second Pre-Funded Warrants underlying the 2,730,560 BS Warrants held by Vivo Opportunity Fund Holdings, L.P., (v) 600,012 Ordinary Shares, (vi) 1,050,021 ABSA Warrant Shares issuable upon exercise of 600,012 ABSA Warrants, (vii) 350,640 First PFW Shares issuable upon exercise of 350,640 First Pre-Funded Warrants, and (viii) 613,620 Second PFW Shares issuable upon the exercise of the 350,640 Second Pre-Funded Warrants underlying the 350,640 BS Warrants, held by Vivo Opportunity Cayman Fund, L.P. The Pre-Funded Warrants are subject to the Beneficial Ownership Limitation, and the amounts and percentages in the table give effect to the Beneficial Ownership Limitation, reflecting an aggregate of 114,986 shares issuable upon exercise of the Pre-Funded Warrants held by Vivo Opportunity Fund Holdings and Vivo Opportunity Cayman Fund, L.P. Vivo Opportunity, LLC is the general partner of Vivo Opportunity Fund Holdings, L.P. and Vivo Opportunity Cayman, LLC is the general partner of Vivo Opportunity Cayman Fund, L.P. Vivo Opportunity, LLC and Vivo Opportunity Cayman, LLC may be deemed to share voting, investment and dispositive power over the shares held by the Vivo Funds. The principal business address of the Vivo Funds, Vivo Opportunity, LLC and Vivo Opportunity Cayman, LLC is 192 Lytton Avenue, Palo Alto, California 94301.

(7)

Consists of (a) 5,090,108 ordinary shares and (b) 8,907,689 ABSA Warrant Shares issuable upon exercise of 5,090,108 ABSA Warrants held by Octagon Private Opportunities Fund II LP (“Octagon Fund”). Octagon Capital Advisors LP (“Octagon Capital”) serves as the investment manager of Octagon Fund. Ting Jia is the managing member of Octagon Capital. By virtue of these relationships each of Octagon Capital and Mr. Jia may be deemed to beneficially own the securities directly owned by Octagon Fund. The principal business address of each of the foregoing persons is 654 Madison Avenue, 21st Floor, New York, New York 10065.

(8)

Consists of (i) 10,672,462 ordinary shares held by Bpifrance Participations S.A. (“BPIp”), (ii) 6,556,781 ABSA Warrant Shares issuable upon exercise of 3,746,732 ABSA Warrants held by BPpI, and (iii) 226,133 ordinary shares held by Innobio FPCI (“Innobio”). Bpifrance Investissement S.A.S. (“BpiI”) may be deemed to be the beneficial owner of the 226,133 ordinary shares held by Innobio, through its management of Innobio. Bpifrance S.A. (“BPI”) may be deemed to be the beneficial owner of all of these securities, indirectly through its sole ownership of BpiP, which is the parent company of BpiI. Caisse des Dépôts (“CDC”) and EPIC Bpifrance (“EPIC”) may be deemed to be the beneficial owners of all of these securities indirectly through their joint ownership and control of BPI. The principal address for CDC is 56, rue de Lille, 75007 Paris, France. The principal address for Innobio, BpiI, EPIC and BPI is 27-31, avenue du Général Leclerc, 94710 Maisons-Alfort Cedex, France. The principal address for BPIp is 6/8 boulevard Haussmann, 75009 Paris, France.

(9)

Consists of (i) 3,330,428 ordinary shares and (ii) 5,828,249 ABSA Warrant Shares issuable upon exercise of 3,330,428 ABSA Warrants held by Citadel CEMF Investments Ltd. Citadel Advisors LLC is the portfolio manager of Citadel CEMF Investments Ltd. Citadel Advisors Holdings LP (“CAH”) is the sole member of Citadel Advisors LLC. Citadel GP LLC (“CGP”) is the general partner of CAH. Kenneth Griffin owns a controlling interest in CGP. Mr. Griffin, as the owner of a controlling interest in CGP, may be deemed to have shared power to vote or direct the vote of, and/or shared power to dispose or to direct the disposition over the securities held by Citadel CEMF Investments Ltd. This disclosure is not and shall not be construed as an admission that Mr. Griffin or any of the Citadel-related entities listed above is the beneficial owner of any of our securities other than the securities actually owned by such person (if any). The address of Citadel CEMF Investments Ltd. is c/o Citadel Enterprise Americas LLC, Southeast Financial Center, 200 S. Biscayne Blvd., Suite 3300, Miami, FL 33131.

(10)

Consists of (i) 4,114,153 ordinary shares (including 656,309 ADSs representing 3,281,545 ordinary shares) and (ii) 1,457,064 ABSA Warrant Shares issuable upon exercise of 832,608 ABSA Warrants held by Yiheng Capital Partners, L.P. Yiheng Capital Management, LP serves as investment manager to Yiheng Capital Partners. Mr. Yuanshan Guo and Ms. Yu Ji are control persons of Yiheng Capital Partners and may be deemed to have voting and dispositive power with respect to the shares held for Yiheng Capital Partners. Each disclaims beneficial ownership of the securities reported herein except to the extent of that person’s pecuniary interest therein. The principal office of each is 101 California Street, Suite 2880, San Francisco, CA 94111.

LIMITATIONS AFFECTING SHAREHOLDERS OF A FRENCH COMPANY

Ownership of ADSs or Shares by Non-French Residents

Neither the French Commercial Code nor our by-laws presently impose any restrictions on the right of non- French residents or non-French shareholders to own and vote shares.

However, any investment:

(i) by (a) any non-French citizen, (b) any French citizen not residing in France, (c) any non-French entity or (d) any French entity controlled by one of the aforementioned persons or entities;

(ii) that will result in the relevant investor (a) acquiring control of an entity registered in France, (b) acquiring all or part of a business line of an entity registered in France, or (c) for non-EU or non-EEA investors crossing, directly or indirectly, alone or in concert, a 25% threshold of voting rights in an entity registered in France; and

(iii) developing activities in certain strategic industries related to (a) activity likely to prejudice national defense interests, participating in the exercise of official authority or are likely to prejudice public policy and public security (including weapons, double-use items, IT systems, cryptology, date capturing devices, gambling, toxic agents or storage of data), (b) activities relating to essential infrastructure, goods or services (including energy, water, transportation, space, telecom, public health, farm products, media, and critical raw materials), and (c) research and development activity related to critical technologies (including cybersecurity, artificial intelligence, robotics, additive manufacturing, semiconductors, quantum technologies, energy storage, biotechnologies, low carbon energy or photonics) or dual-use items, is subject to the prior authorization of the French Ministry of Economy, which authorization may be conditioned on certain undertakings.

The Decree (décret) n° 2023-1293 of December 28, 2023 made permanent the temporary regime under Decree (décret) n° 2020-892 dated July 22, 2020, as amended on December 28, 2020 by the Decree (décret) n° 2020-1729, on December 22, 2021 by the Decree (décret) n° 2021-1758, and on December 23, 2022 by the Decree (décret) n° 2022-1622, creating a new 10% threshold of the voting rights for the non-European investments made (i) in an entity with its registered office in France and (ii) whose shares are admitted to trading on a French-, EU- or EEA-regulated market, in addition to the 25% above-mentioned threshold. A fast-track procedure shall apply for any non-European investor exceeding this 10% threshold who will have to notify the Minister of Economy who will then have 10 days to decide whether or not the transaction should be subject to further examination.

If an investment requiring the prior authorization of the French Minister of Economy is completed without such authorization having been granted, the relevant investment shall be deemed null and void and the French Minister of Economy further might direct the relevant investor to nonetheless (i) submit a request for authorization, (ii) have the previous situation restored at its own expense or (iii) amend the investment. The relevant investor further may be found criminally liable and may be sanctioned with a fine not to exceed the greater of the following amounts: (i) twice the amount of the relevant investment, (ii) 10% of the annual turnover before tax of the target company or (iii) €5 million (for a company) or €1 million (for a natural person).

Further, (a) any non-French citizen, (b) any French citizen not residing in France, (c) any non-French entity or (d) any French entity controlled by one of the aforementioned persons or entities may have to file a declaration for statistical purposes with the Bank of France (Banque de France) within twenty (20) working days following the settlement date of certain direct foreign investments in us, including any purchase of our ADSs. In particular, such filings are required in connection with investments exceeding €15,000,000 that lead to the acquisition of at least 10% of our Company’s share capital or voting rights or cross such 10% threshold. Violation of this filing requirement may be sanctioned by five years of imprisonment and a fine of up to twice the amount of the relevant investment. This amount may be increased fivefold if the violation is made by a legal entity.

Foreign Exchange Controls

Under current French foreign exchange control regulations there are no limitations on the amount of cash payments that we may remit to residents of foreign countries. Laws and regulations concerning foreign exchange controls do, however, require that all payments or transfers of funds made by a French resident to a non-resident such as dividend payments be handled by an accredited intermediary. All registered banks and substantially all credit institutions in France are accredited intermediaries.

Availability of Preferential Subscription Rights

In accordance with French law, our shareholders have preferential subscription rights to subscribe for new shares or other securities giving rights to acquire additional shares on a pro rata basis, as described under the section of this prospectus titled “Description of Share Capital and By-laws—Key Provisions of Our By-laws and French Law Affecting Our Ordinary Shares—Changes in Share Capital—Preferential Subscription Rights.” Holders of our securities in the U.S. (which may be in the form of shares or ADSs) may not be able to exercise preferential subscription rights for their securities unless a registration statement under the Securities Act is effective with respect to such rights or an exemption from the registration requirements imposed by the Securities Act is available. We may, from time to time, issue new shares or other securities giving rights to acquire additional shares (such as warrants) at a time when no registration statement is in effect and no Securities Act exemption is available. If so, holders of our securities in the U.S. will be unable to exercise any preferential subscription rights and their interests will be diluted. We are under no obligation to file any registration statement in connection with any issuance of new shares or other securities. We intend to evaluate at the time of any rights offering the costs and potential liabilities associated with registering the rights, as well as the indirect benefits to us of enabling the exercise by holders of shares and holders of ADSs in the U.S. of the subscription rights, and any other factors we consider appropriate at the time, and then to make a decision as to whether to register the rights. We cannot assure you that we will file a registration statement.

For holders of our ordinary shares in the form of ADSs, the depositary may make these rights or other distributions available to ADS holders. If the depositary does not make the rights available to ADS holders and determines that it is impractical to sell the rights, it may allow these rights to lapse. In that case the holders will receive no value for them. The section of this prospectus titled “Description of American Depositary Shares—Dividends and Distributions” explains in detail the depositary’s responsibility in connection with a rights offering.

PLAN OF DISTRIBUTION

Each selling shareholder of the securities and any of their donees, pledgees, transferees, assignees and successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their securities covered hereby on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at or negotiated prices. A selling shareholder may use any one or more of the following methods when disposing of securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades (which may include crosses) in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange and/or secondary distributions;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	in transactions through broker-dealers that agree with the selling shareholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through the distribution of the securities by any selling shareholder to its employees, partners (including limited partners), members or stockholders;

•	through delayed delivery requirements;

•	by pledge of secure debts and other obligations;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended (the “Securities Act”), amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM 2121.01.

In connection with the sale of the securities or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities; provided, however, that each selling shareholder will pay all underwriting discounts and selling commissions, if any, and any related legal expenses incurred by it. The Company has agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities arising under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) the date on which all of the securities have been disposed of pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the ordinary shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the ordinary shares by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

ENFORCEMENT OF CIVIL LIABILITIES

We are a corporation organized under the laws of France. The majority of our directors are citizens and residents of countries other than the United States, and the majority of our assets are located outside of the United States. Accordingly, it may be difficult for investors:

•	to obtain jurisdiction over us or our non-U.S. resident officers and directors in U.S. courts in actions predicated on the civil liability provisions of the U.S. federal securities laws;

•	to enforce judgments obtained in such actions against us or our non-U.S. resident officers and directors;

•	to bring an original action in a French court to enforce liabilities based upon the U.S. federal securities laws against us or our non-U.S. resident officers or directors; and

•	to enforce against us or our directors in non-U.S. courts, including French courts, judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws.

Nevertheless, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would be recognized and enforced in France provided that a French judge considers that this judgment meets the French legal requirements concerning the recognition and the enforcement of foreign judgments and is capable of being immediately enforced in the United States. A French court is therefore likely to grant the enforcement of a foreign judgment without a review of the merits of the underlying claim, only if (1) the United States federal or state court has jurisdiction to render the foreign judgment under the French rules of private international law and (2) that judgment does not contravene French rules of international public policy (ordre public international) pertaining both to the merits and to the procedure of the case, including principles of due process (principe du contradictoire) and notably the right to a fair trial. The French court would also require that the U.S. judgment is not tainted with fraud and is not incompatible with an earlier judgment rendered or recognized by a French court in the same or related matter.

In addition, French law guarantees full compensation for the harm suffered but is limited to the actual damages, so that the victim does not suffer or benefit from the situation. Such system excludes damages such as, but not limited to, punitive and exemplary damages.

As a result, the enforcement, by U.S. investors, of any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities law against us or members of our board of directors, officers or certain experts named herein who are residents of France or countries other than the United States would be subject to the above conditions.

Finally, there may be doubt as to whether a French court would impose civil liability on us, the members of our board of directors, our officers or certain experts named herein in an original action predicated solely upon the U.S. federal securities laws brought in a court of competent jurisdiction in France against us or such members, officers or experts, respectively.

TAXATION

Certain Material U.S. Federal Income Tax Considerations

The following discussion describes certain material U.S. federal income tax considerations relating to the ownership and disposition of ordinary shares or ADSs by U.S. holders (as defined below). This summary applies to U.S. holders that hold our ordinary shares or ADSs as capital assets. This summary is based on the Code, U.S. Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to specific U.S. holders in light of their particular circumstances, or to U.S. holders subject to special treatment under U.S. federal income tax laws (such as certain financial institutions, insurance companies, broker-dealers and traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, certain former citizens, expatriates or long-term residents of the United States, persons that hold ordinary shares or ADSs as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or integrated investment, persons deemed to sell our ordinary shares or ADSs under the constructive sale provisions of the Code, persons who hold or receive our ordinary shares or ADSs pursuant to the exercise of any employee stock option or otherwise as compensation, persons that have a “functional currency” other than the U.S. dollar, persons that own directly, indirectly or through attribution 10% or more of the voting power or value of our ordinary shares or ADSs, corporations that accumulate earnings to avoid U.S. federal income tax, partnerships and other pass-through entities (or arrangements treated as a partnership for U.S. federal income tax purposes), and investors in such pass-through entities). This summary does not address any U.S. state or local tax consequences, non-U.S. tax consequences or any U.S. federal estate, gift or alternative minimum tax consequences, the application of special tax accounting rules under Section 451(b) of the Code or the Medicare contribution tax on net investment income.

As used in this discussion, the term “U.S. holder” means a beneficial owner of ordinary shares or ADSs that is, for U.S. federal income tax purposes, or is treated as: (1) an individual who is a citizen or resident of the United States, (2) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income tax regardless of its source or (4) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions or (y) that has elected under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds ordinary shares or ADSs, the U.S. federal income tax consequences relating to an investment in ordinary shares or ADSs will depend in part upon the status and activities of such entity or arrangement and the particular partner. Any such entity or arrangement and a partner of any such entity should consult its tax advisor regarding the U.S. federal income tax consequences applicable to it (and, as applicable, its partners) of the purchase, ownership and disposition of ordinary shares or ADSs.

Persons considering an investment in ordinary shares or ADSs should consult their tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership and disposition of ordinary shares or ADSs, including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

The discussion below assumes that the representations contained in the deposit agreement are true and that the obligations in the deposit agreement and any related agreement will be complied with in accordance with their terms. Generally, a holder of an ADS should be treated for U.S. federal income tax purposes as the beneficial owner of the ordinary shares represented by the ADS. Accordingly, no gain or loss will be recognized upon an exchange of ADSs for ordinary shares. The U.S. Treasury has expressed concerns that intermediaries in the chain of ownership between the holder of an ADS and the issuer of the security underlying the ADS may be taking actions that are inconsistent with the beneficial ownership by the holder of the underlying security. Accordingly, the creditability of foreign taxes, if any, as described below, could be affected by actions taken by intermediaries in the chain of ownership between the holders of ADSs and our company if as a result of such actions the holders of ADSs are not properly treated as beneficial owners of the underlying ordinary shares.

Passive foreign investment company consequences

In general, a corporation organized outside the United States will be treated as a passive foreign investment company (“PFIC”), for any taxable year in which, after applying certain look-through rules, either (1) at least 75% of its gross income is “passive income”, or (2) on average at least 50% of the value of its assets, determined on the basis of a quarterly average, are assets that produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, dividends, interest, certain royalties, rents, and gains from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income generally include cash, even if held as working capital or raised in a public offering, marketable securities, and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

Our status as a PFIC will depend on the nature and composition of our gross income, and the nature, composition and value of our gross assets from time to time. We have not yet determined whether we expect to be a PFIC for the current taxable year. Based on the nature of our gross income and the estimated value and composition of our gross assets, we believe that we may have been a PFIC during the taxable year ended December 31, 2024. Because we may hold a substantial amount of cash and cash equivalents, and because the calculation of the value of our assets may be based in part on the value of our ADSs or ordinary shares, which may fluctuate considerably, we may be a PFIC in the current taxable year or future taxable years. Even if we determine that we are not a PFIC for a taxable year, there can be no assurance that the IRS will agree with our conclusion or would not successfully challenge our position. Our status as a PFIC is a fact-intensive determination made on an annual basis applying principles and methodologies that are unclear in some respects and subject to varying interpretations. In particular, the characterization of our assets as active or passive may depend in part on our current and intended future business plans, which are subject to change. Accordingly, we cannot provide any assurance, and our U.S. counsel expresses no opinion with respect to our PFIC status for any prior, current or future taxable year.

If we are a PFIC in any taxable year during which a U.S. holder owns ordinary shares or ADSs, the U.S. holder could be liable for additional taxes and interest charges under the “PFIC excess distribution regime” upon (1) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. holder’s holding period for the ordinary shares or ADSs, and (2) any gain recognized on a sale, exchange or other disposition, including a pledge, of the ordinary shares or ADSs, whether or not we continue to be a PFIC. Under the PFIC excess distribution regime, the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. holder’s holding period for the ordinary shares or ADSs. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax.

If we are a PFIC for any year during which a U.S. holder holds ordinary shares or ADSs, we generally must continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. holder holds the ordinary shares or ADSs, unless we cease to meet the requirements for PFIC status and the U.S. holder makes a “deemed sale” election with respect to the ordinary shares or ADSs. If the election is made, the U.S. holder will be deemed to sell the ordinary shares or ADSs it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, which may result in recognition of gain (but not loss) taxable under the PFIC excess distribution regime without the receipt of any corresponding cash. After the deemed sale election, the U.S. holder’s ordinary shares or ADSs would not be treated as shares of a PFIC unless we subsequently again become a PFIC.

If we are a PFIC for any taxable year during which a U.S. holder holds ordinary shares or ADSs and one of our subsidiaries or other entity in which we held a direct or indirect equity interest is also a PFIC (i.e., a lower-tier PFIC), such U.S. holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be subject to U.S. federal income tax under the PFIC excess distribution regime on certain distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC even though such U.S. holder would not receive the proceeds of those distributions or dispositions. Each U.S. holder is advised to consult its tax advisors regarding the application of the PFIC rules to our non-U.S. subsidiaries.

If we are a PFIC, a U.S. holder will not be subject to tax under the PFIC excess distribution regime on distributions or gain recognized on ordinary shares or ADSs if such U.S. holder makes a valid “mark-to-market” election for our ordinary shares or ADSs. A mark-to-market election is available to a U.S. holder only for “marketable stock.” Our ordinary shares or ADSs will be marketable stock as long as they remain listed on the Nasdaq Capital Market or other “qualified exchange” and are regularly traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. If a mark-to-market election is in effect, a U.S. holder generally would take into account, as ordinary income each year, the excess of the fair market value of the ordinary shares or ADSs held at the end of such taxable year over the adjusted tax basis of such ordinary shares or ADSs. The U.S. holder also would take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such ordinary shares or ADSs over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to-market election. The U.S. holder’s tax basis in ordinary shares or ADSs would be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange or other disposition of ordinary shares or ADSs in any taxable year in which we are a PFIC would be treated as ordinary income and any loss from such sale, exchange or other disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss. If, after having been a PFIC for one or more taxable years, we cease to be classified as a PFIC for the remainder of a U.S. holder’s holding period in ordinary shares or ADSs, the U.S. holder would not be required to take into account any unrecognized gain or loss in the manner described above and any subsequently recognized gain or loss would be subject to tax as described below “—Sale, Exchange or Other Disposition of Ordinary Shares or ADSs.”

A mark-to-market election will not apply to ordinary shares or ADSs for any taxable year during which we are not a PFIC, but will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to our subsidiaries. Accordingly, a U.S. holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs notwithstanding the U.S. holder’s mark-to-market election for the ordinary shares or ADSs.

The tax consequences that would apply if we are a PFIC also would be different from those described above if a U.S. holder were able to make a valid qualified electing fund (“QEF”) election. For any taxable year in which we are a PFIC, we will determine whether we will provide to U.S. holders the information required to make a QEF election; for the taxable year ending December 31, 2024, we have provided that information. However, there is no assurance that such information will be provided in future taxable years, and prospective investors should not assume that a QEF election will be available.

Each U.S. person that is a shareholder of a PFIC is generally required to file an annual information return on IRS Form 8621 containing such information as the U.S. Treasury Department may require. The failure to file IRS Form 8621 could result in the imposition of penalties and the extension of the statute of limitations with respect to U.S. federal income tax.

The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. holders are strongly urged to consult their tax advisors with respect to the impact of PFIC status on the purchase, ownership and disposition of ordinary shares or ADSs, the consequences to them of an investment in a PFIC, any elections available with respect to the ordinary shares or ADSs and the IRS information reporting obligations with respect to the purchase, ownership and disposition of ADSs.

Distributions

We currently do not expect to make distributions on our ordinary shares or ADSs. Subject to the discussion above under “—Passive Foreign Investment Company Consequences,” a U.S. holder that receives a distribution with respect to ordinary shares or ADSs generally will be required to include the gross amount of such distribution in gross income as a dividend when actually or constructively received to the extent of the U.S. holder’s pro rata share of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent a distribution received by a U.S. holder is not a dividend because it exceeds the U.S. holder’s pro rata share of our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. holder’s ordinary shares or ADSs. To the extent the distribution exceeds the adjusted tax basis of the U.S. holder’s ordinary shares or ADSs, the remainder will be taxed as capital gain. Because we do not expect to account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. holders should expect all distributions to be reported to them as dividends. Distributions on ordinary shares or ADSs that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income. If any foreign withholding tax is imposed on dividends paid on ordinary shares or ADSs, U.S. holders may be eligible for a foreign tax credit against such U.S. holder’s federal income tax liability, or an itemized deduction in lieu of a foreign tax credit. Such dividends will not be eligible for the “dividends received” deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations.

Dividends paid by a “qualified foreign corporation” are eligible under current law for taxation at a reduced capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that certain requirements are met. A non-U.S. corporation (other than a corporation that is classified as a PFIC with respect to the U.S. holder for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (a) if it is eligible for the benefits of a comprehensive tax treaty with the United States that the Secretary of Treasury of the United States determines is satisfactory for this purpose and that includes an exchange of information provision, or (b) with respect to any dividend it pays on shares that are readily tradable on an established securities market in the United States. We believe that the Company qualifies as a resident of France for purposes of, and are eligible for the benefits of, the Convention between the Government of the United States of America and the Government of the French Republic for the Avoidance of Double and the Prevention of Fiscal Evasion with respect to Taxes on Income and Capital, signed January 1, 1996, as amended and currently in force, or the Treaty. We also believe that the Treaty should be treated as satisfying conditions described in clause (a) above, although there can be no assurance in this regard. Further, our ordinary shares or ADSs will be listed on the Nasdaq Capital Market, which is an established securities market in the United States, and we expect the ordinary shares or ADSs to be readily tradable on the Nasdaq Capital Market, although there can be no assurance in this regard. Subject to the discussion above under “—Passive Foreign Investment Company Consequences,” if the Treaty is applicable, or if the ordinary shares or ADSs are readily tradable on an established securities market in the United States, dividends paid on ordinary shares or ADSs generally will be “qualified dividend income” in the hands of individual U.S. holders, provided that certain conditions are met, including certain holding period requirements and the absence of certain risk reduction transactions. Each U.S. holder is urged to consult its tax advisors regarding the availability of the reduced tax rate on dividends with regard to its particular circumstances.

Sale or other taxable disposition of Ordinary Shares or ADSs

Subject to the discussion above under “—Passive Foreign Investment Company Consequences,” a U.S. holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale or other taxable disposition of ordinary shares or ADSs in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange or other disposition and such U.S. holder’s adjusted tax basis in the ordinary shares or ADSs. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for non-corporate U.S. holders, or long-term capital loss if, on the date of sale or other taxable disposition, the ordinary shares or ADSs were held by the U.S. holder for more than one year. Any capital gain of a non-corporate U.S. holder that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized from the sale or other disposition of ordinary shares or ADSs will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

Information reporting and backup withholding

U.S. holders may be required to file certain U.S. information reporting returns with the IRS with respect to an investment in ordinary shares or ADSs, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets). As described above under “—Passive Foreign Investment Company Consequences”, each U.S. holder who is a shareholder of a PFIC must file an annual report containing certain information.

Dividends on and proceeds from the sale or other disposition of ordinary shares or ADSs may be reported to the IRS unless the U.S. holder establishes a basis for exemption. Backup withholding may apply to amounts subject to reporting if the U.S. holder fails to provide an accurate U.S. taxpayer identification number or otherwise establish a basis for exemption, or is described in certain other categories of persons. However, U.S. holders that are corporations generally are excluded from these information reporting and backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability if the required information is furnished by the U.S. holder on a timely basis to the IRS.

U.S. holders should consult their tax advisors regarding the backup withholding tax and information reporting rules.

THIS SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOU SHOULD CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF ORDINARY SHARES OR ADSs ARISING UNDER U.S. FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR ANY OTHER TAXING JURISDICTION.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PROSPECTIVE INVESTOR. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN ORDINARY SHARES OR ADSS IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

Material French Income Tax Considerations

The following describes the material French income tax consequences to U.S. holders of purchasing, owning and disposing of our ordinary shares or ADSs and, unless otherwise noted, this discussion is the opinion of Gide Loyrette Nouel A.A.R.P.I, our French tax counsel, insofar as it relates to matters of French tax law and legal conclusions with respect to those matters.

This discussion does not purport to be a complete analysis or listing of all potential tax effects of the acquisition, ownership or disposition of our ordinary shares or ADSs to any particular investor, and does not discuss tax considerations that arise from rules of general application or that are generally assumed to be known by investors. All of the following is subject to change. Such changes could apply retroactively and could affect the consequences described below.

The description of the French income tax and real estate wealth tax consequences set forth below is based on the Convention between the Government of the United States of America and the Government of the French Republic for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and Capital of August 31, 1994 (the “Treaty”), which came into force on December 30, 1995 (as amended by any subsequent protocols, including the protocol of January 13, 2009), and the tax guidelines issued by the French tax authorities in force as of the date of this prospectus, or the Treaty.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds ordinary shares or ADSs, the tax treatment of the partnership and a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Such partner or partnership is urged to consult its own tax advisor regarding the specific tax consequences of acquiring, owning and disposing of ordinary shares or ADSs.

French tax rules applicable to French assets that are held by or in foreign trusts provide inter alia for the inclusion of trust assets in the settlor’s net assets for the purpose of applying the French real estate wealth tax, for the application of French gift and death duties to French assets held in trust, for a specific tax on capital on the French assets of foreign trusts not already subject to the French real estate wealth tax and for a number of French tax reporting and disclosure obligations. The following discussion does not address the French tax consequences applicable to securities (including ordinary shares or ADSs) held in trusts. If ordinary shares or ADSs are held in trust, the grantor, trustee and beneficiary are urged to consult their own tax advisor regarding the specific tax consequences of acquiring, owning and disposing of securities (including ordinary shares or ADSs).

This discussion applies only to investors that hold ordinary shares or ADSs as capital assets, that have the U.S. dollar as their functional currency, that are entitled to Treaty benefits under the “Limitation on Benefits” provision contained in the Treaty, and whose ownership of the ordinary shares or ADSs is not effectively connected to a permanent establishment or a fixed base in France. Certain U.S. holders (including, but not limited to, U.S. expatriates, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, banks, insurance companies, regulated investment companies, tax-exempt organizations, financial institutions, persons subject to the alternative minimum tax, persons who acquired the securities pursuant to the exercise of employee share options or otherwise as compensation, persons that own (directly, indirectly or by attribution) 5% or more of our voting stock or 5% or more of our outstanding share capital, dealers in securities or currencies, persons that elect to mark their securities to market for U.S. federal income tax purposes and persons holding securities as a position in a synthetic security, straddle or conversion transaction) may be subject to special rules not discussed below.

U.S. holders are urged to consult their own tax advisors regarding the tax consequences of the purchase, ownership and disposition of securities in light of their particular circumstances, especially with regard to the “Limitations on Benefits” provision.

Estate and Gift Taxes

In general, a transfer of securities by gift or by reason of death of a U.S. holder that would otherwise be subject to French gift or inheritance tax, respectively, will not be subject to such French tax by reason of the Convention between the Government of the United States of America and the Government of the French Republic for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Estates, Inheritances and Gifts, dated November 24, 1978 (as amended by the protocol of December 8, 2004), unless (i) the donor or the transferor is domiciled in France at the time of making the gift or at the time of his or her death, or (ii) the securities were used in, or held for use in, the conduct of a business through a permanent establishment or a fixed base in France.

Tax on Financial Transactions

Pursuant to Article 235 ter ZD of the Code général des impôts (the French Tax Code or “FTC”), purchases of certain securities, including ordinary shares or ADSs, issued by a French company listed on a regulated market of the European Union or on a foreign regulated market formally acknowledged by the French Minister of Economy, after consultation opinion from the French Financial Markets Authority (AMF) are subject to a 0.4% French tax on financial transactions provided that the issuer’s market capitalization exceeds 1 billion euros as of December 1 of the year preceding the taxation year (the rate of the French tax on financial transactions was raised from 0.3% to 0.4% for the acquisitions made as from April 1 2025). A list of French relevant companies whose market capitalization exceeds 1 billion euros as of December 1 of the year preceding the taxation year is published annually and at least once a year, by the French State. Pursuant to Regulations BOI-ANNX-000467-23/12/2024 issued on December 23, 2024, as at December 1, 2024, our market capitalization did not exceed 1 billion euros and are therefore not included in such list. In addition, the Nasdaq Capital Market is not currently acknowledged by the French Minister of Economy but this may change in the future.

As a consequence, neither the ADSs nor the ordinary shares are currently within the scope of the French tax on financial transactions.

Following this offering, purchases of our securities may be subject to such tax in the future provided that our market capitalization exceeds 1 billion euros in the year preceding the taxation year and that the Nasdaq Capital Market is acknowledged by the French Minister of Economy.

Registration Duties

In the case where the French tax on financial transactions provided for under Article 235 ter ZD of the FTC is not applicable, transfers of shares issued by a French company, which is listed on a regulated or organized market within the meaning of the French Monetary and Financial Code (Code monétaire et financier), are subject to uncapped registration duties at the rate of 0.1% if the transfer is evidenced by a written statement (“acte”) executed either in France or outside France. Although there is no case law or official guidelines published by the French tax authorities on this point, transfers of ADSs should remain outside of the scope of the aforementioned 0.1% registration duties.

Tax on Sale or Other Disposition

As a matter of principle, under French tax law, a U.S. holder should not be subject to any French tax on any capital gain from the sale, exchange, repurchase or redemption by us of ordinary shares or ADSs (it being however specified as regards redemption that redemption proceeds may under certain circumstances be partially or fully qualified as dividends for French domestic tax law and, as a result, be subject to French dividend withholding tax), provided such U.S. holder is not a French tax resident for French tax purposes, and has not held more than 25% of our dividend rights, known as “droits aux bénéfices sociaux” at any time during the preceding five years, either directly or indirectly.

As an exception, a U.S holder resident, established or incorporated in a non-cooperative State or territory as defined in Article 238-0 A of the FTC other than those States or territories mentioned in 2° of 2 bis of the same Article 238-0 A should be subject to a 75% withholding tax in France on any such capital gain, regardless of the fraction of the dividend rights it holds. The list of non-cooperative State or territories is published by decree and is in principal updated annually. This list was last updated on February 16, 2024, and currently includes Anguilla, Antigua and Barbuda, Bahamas, Belize, Fiji, Guam, US Virgin Islands, Palau, Panama, Russia, Samoa, American

Samoa, Seychelles, Trinidad and Tobago, Turk and Caicos Islands and Vanuatu. States referred to in Article 238-0 A 2 bis 2° of the Code général des impôts, and thus outside of the scope of Article 244 bis B of the Code général des impôts, are currently Antigua and Barbuda, Belize, Fiji, Guam, US Virgin Islands, Palau, Panama, Russia, Samoa, American Samoa and Trinidad and Tobago.

In general, under application of the Treaty, a U.S. holder who is a U.S. resident for purposes of the Treaty and entitled to Treaty benefit will not be subject to French tax on any such capital gain (other than redemption proceeds characterized as dividends under French domestic tax law or administrative guidelines) unless the ordinary shares or the ADSs form part of the business property of a permanent establishment or fixed base that the U.S. holder has in France. U.S. holders who own ordinary shares or ADSs through U.S. partnerships that are not resident for Treaty purposes are advised to consult their own tax advisors regarding their French tax treatment and their eligibility for Treaty benefits in light of their own particular circumstances.

A U.S. holder that is not a U.S. resident for Treaty purposes or is not entitled to Treaty benefit (and in both cases is not resident, established or incorporated in a non-cooperative State or territory as defined in Article 238-0 A of the FTC other than those States or territories mentioned in 2° of 2 bis of the same Article 238-0 A) and has held more than 25% of our dividend rights, known as “droits aux bénéfices sociaux,” at any time during the preceding five years, either directly or indirectly, and, as relates to individuals, alone or with relatives will be subject to a levy in France at the rate of 12.8% if such U.S. holder is an individual or 25% for corporate bodies or other legal entities. Special rules apply to U.S. holders who are residents of more than one country.

Taxation of Dividends

Dividends paid by a French corporation to beneficial owners that are non-residents of France are generally subject to French withholding tax at a rate of 12.8% when the recipient is an individual and 25% otherwise. Dividends paid by a French corporation in a non-cooperative State or territory, as defined in Article 238-0 A of the FTC other than those States or territories mentioned in 2° of 2 bis of the same Article 238-0 A, may be subject to French withholding tax at a rate of 75%. However, eligible U.S. holders, other than individuals subject to the French withholding tax at a rate of 12.8%, entitled to Treaty benefits under the “Limitation on Benefits” provision contained in the Treaty who are U.S. residents, as defined pursuant to the provisions of the Treaty, will not be subject to this 25% or 75% withholding tax rate, but may be subject to the withholding tax at a reduced rate (as described below).

Under the Treaty, the rate of French withholding tax on dividends paid to an eligible U.S. holder who is a U.S. resident as defined pursuant to the provisions of the Treaty and the beneficial owner of these dividends and whose ownership of the ordinary shares or ADSs is not effectively connected with a permanent establishment or fixed base that such U.S. holder has in France, may be reduced to 15%, or to 5% if such U.S. holder is a corporation and owns directly or indirectly at least 10% of the share capital of the issuer; such U.S. holder may claim a refund from the French tax authorities of the amount withheld in excess of the Treaty rates of 15% or 5%, if any.

For U.S. holders that are not individuals but are U.S. residents, as defined pursuant to the provisions of the Treaty, the requirements for eligibility for Treaty benefits, including the reduced 5% or 15% withholding tax rates contained in the “Limitation on Benefits” provision of the Treaty, are complex, and certain technical changes were made to these requirements by the protocol of January 13, 2009. U.S. holders are advised to consult their own tax advisors regarding their eligibility for Treaty benefits in light of their own particular circumstances. Dividends paid to an eligible U.S. holder may immediately be subject to the reduced rates of 5% or 15% provided that:

•

such holder establishes before the date of payment that it is a U.S. resident under the Treaty by completing and providing the depositary with a treaty form (Form 5000) in accordance with the French guidelines  (BOI-INT-DG-20-20-20-20-12/09/2012); or

•

the depositary or other financial institution managing the securities account in the United States of such holder provides the French paying agent with a document listing certain information about the U.S. holder and its ordinary shares or ADSs and a certificate whereby the financial institution managing the U.S. holder’s securities account in the United States takes full responsibility for the accuracy of the information provided in the document.

Otherwise, dividends paid to a U.S. holder, other than individuals subject to the French withholding tax at a rate of 12.8%, will be subject to French withholding tax at the rate of 25%, or 75% if paid in a non-cooperative State or territory (as defined in Article 238-0 A of the FTC, other than those States or territories mentioned in 2° of 2 bis of the same Article 238-0 A), and then reduced at a later date to 5% or 15%, provided that such holder duly completes and provides the French tax authorities with the treaty forms Form 5000 and Form 5001 before December 31 of the calendar year following the year during which the dividend is paid (due to recent case law regarding the statute of limitation for filing a withholding tax claim; U.S. holders are advised to consult their own tax advisors in this respect).

Certain qualifying pension funds and certain other tax-exempt entities are subject to the same general filing requirements as other U.S. holders except that they may have to supply additional documentation evidencing their entitlement to these benefits.

Form 5000 and Form 5001, together with instructions, will be provided by the depositary to all U.S. holders registered with the depositary. The depositary will arrange for the filing with the French tax authorities of all such forms properly completed and executed by U.S. holders of ordinary shares or ADSs and returned to the depositary in sufficient time so that they may be filed with the French tax authorities before the distribution in order to immediately obtain a reduced withholding tax rate. Otherwise, the depositary must withhold tax at the full rate of 25% or 75% as applicable. In that case, the U.S. holders may claim a refund from the French tax authorities of the excess withholding tax.

Since the withholding tax rate applicable under French domestic law to U.S. holders who are individuals does not exceed the cap provided in the Treaty (i.e. 15%), the 12.8% rate shall apply, without any reduction provided under the Treaty.

Besides, please note that pursuant to Article 235 quater of the FTC and under certain conditions (in particular reporting obligations), a corporate U.S. holder which is in a tax loss position for the fiscal year during which the dividend is received may be entitled to a deferral regime, and obtain a withholding tax refund. The tax deferral ends in respect of the first financial year during which this U.S. holder is in a profit making position, as well as in the cases set out in Article 235 quater of the FTC. Also, pursuant to Article 235 quinquies of the FTC and under certain conditions, a corporate U.S. Holder may be entitled to a refund of a fraction of the withholding tax, up to the difference between the withholding tax paid (on a gross basis) and the withholding tax based on the dividend net of the expenses incurred for the acquisition and conservation directly related to the income, provided (i) that these expenses would have been tax deductible had the U.S. Holder been established in France, and (ii) that the tax rules in the United States do not allow the U.S. Holder to offset the withholding tax.

Real Estate Wealth Tax

On January 1, 2018, the French wealth tax was replaced with a real estate wealth tax (“impôt sur la fortune immobilière”, or “IFI”). Individuals holding directly or indirectly through one or more legal entities real estate assets or rights with a value exceeding €1,300,000 may fall within the scope of the IFI. A general exclusion applies to real estate assets owned by companies carrying out a commercial or industrial activity when the taxpayer (together with the members of his/her household) holds directly or indirectly less than 10% of the share capital or voting rights of the company. ordinary shares or ADSs owned by a U.S. holder should not fall within the scope of the IFI provided that such U.S. holder does not own (together with the members of his/her household) directly or indirectly a shareholding exceeding 10% of the financial rights and voting rights of our share capital. U.S. holders holding directly or indirectly a shareholding exceeding 10% of the financial rights and voting rights of our share capital should seek additional advice.

LEGAL MATTERS

Unless otherwise indicated in any prospectus supplement, Cooley LLP, New York, New York, will be representing us in connection with any offering. Unless otherwise indicated in any prospectus supplement, Gide Loyrette Nouel A.A.R.P.I. will pass upon the validity of the ordinary shares, including ordinary shares in the form of ADSs and other legal matters relating to French law, including matters of French income tax law, in connection with any offering. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements of DBV Technologies SA. as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024, have been incorporated herein by reference to DBV Technologies’ Annual Report on Form 10-K for the year ended December 31, 2024 in reliance upon the report of Deloitte & Associés and KPMG S.A., independent registered public accounting firms, incorporated by reference herein, and upon the authority of such firms as experts in auditing and accounting.

The offices of Deloitte & Associés are located at 6, place de la Pyramide, 92908 Paris-la-Défense Cedex, Puteaux, France.

The offices of KPMG S.A. are located at 2, avenue Gambetta, CS 60055, 92066 Paris-la-Défense, France.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

Copies of certain information filed by us with the SEC are also available on our website at www.dbv-technologies.com. Information contained in or accessible through our website does not constitute a part of this prospectus and is not incorporated by reference in this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-36697. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this document:

•

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on April 11, 2025, as amended by Amendment No.  1 on Form 10-K/A filed with the SEC on April 28, 2025, and as amended further by Amendment No. 2 on Form 10-K/A filed with the SEC on May 14, 2025;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the SEC on April 30, 2025;

•	Our Current Reports on Form 8-K filed with the SEC on March 24, 2025, and on March 31, 2025 (in each case, except for information contained therein which is furnished rather than filed); and

•

The description of our ordinary shares and ADSs contained in our Registration Statement on Form 8-A, which was filed with the SEC on October 17, 2014, including any amendments or reports filed for the purposes of updating such description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents, either in writing to Corporate Secretary, c/o DBV Technologies S.A., 107 Avenue de la République, 92320 Châtillon, France or by telephone at +33 1 55 42 78 78.

You also may access these filings on our website at www.dbv-technologies.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus, modifies or supersedes such statement.

289,013,065

Ordinary Shares, which may be represented by American Depositary Shares

PROSPECTUS

    , 2025

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee and FINRA filing fee.

SEC registration fee	$93,363
Accountants’ fees and expenses	12,954
Legal fees and expenses	100,000
Printing and miscellaneous expenses	8,683

Total	$215,000

Item 15. Indemnification of Officers and Directors

Under French law, provisions of by-laws that limit the liability of directors are prohibited. However, French law allows sociétés anonymes to contract for and maintain liability insurance against civil liabilities incurred by any of their directors and officers involved in a third-party action, provided that they acted in good faith and within their capacities as directors or officers of the company. Criminal liability cannot be indemnified under French law, whether directly by the company or through liability insurance.

We maintain liability insurance for our directors and officers, including insurance against liability under the Securities Act of 1933, as amended, or the Securities Act, and we have entered into agreements with our directors and executive officers to provide contractual indemnification. With certain exceptions and subject to limitations on indemnification under French law, these agreements will provide for indemnification for damages and expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding arising out of his or her actions in that capacity.

These agreements may discourage shareholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and executive officers, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these insurance agreements.

Certain of our non-employee directors may, through their relationships with their employers or partnerships, be insured and/or indemnified against certain liabilities in their capacity as members of our board of directors.

In any underwriting agreement we enter into in connection with the sale of securities being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act against certain liabilities.

Item 16. Exhibits

Exhibit	Description	Schedule/Form	File Number	Exhibit	File Date

3.1	By-laws (status) of the registrant (English translation)	Form 10-K	001-36697	3.1	04/11/2025

4.1	Form of Deposit Agreement	Form F-1/A	333-198870	4.1	10/15/2014

4.2	Form of Amendment No. 1 to Deposit Agreement	Form F-6 POS	333-266202	(a)(i)	05/17/2024

4.3	Form of Amendment No. 2 to Deposit Agreement	Form F-6 POS	333-266202	(a)(ii)	11/12/2024

4.4	Form of American Depositary Receipt	Form F-1/A	333-198870	4.1	10/15/2014

4.5	Registration Rights Agreement, dated as of March 23, 2018, between the registrant, 667, L.P. and Baker Brothers Life Sciences, L.P.	Form 6-K	001-36697	4.1	03/23/2018

4.6	Registration Rights Agreement, dated as of June 8, 2022, between the registrant and the Investors named therein.	Form 8-K	001-36697	10.2	06/13/2022

4.7	Form of Securities Purchase Agreement, dated as of March 27, 2025.	Form 8-K	001-36697	10.1	03/31/2025

4.8	Registration Rights Agreement, dated March 27, 2025, by and between DBV Technologies S.A. and the investor parties thereto	Form 8-K	001-36697	10.2	03/31/2025

4.9	Terms and Conditions of the ABSA Warrant (Exhibit A of the Form of Securities Purchase Agreement)	Form 8-K	001-36697	4.1	03/31/2025

4.10	Terms and Conditions of the First Pre-Funded Warrant (Exhibit B of the Form of Securities Purchase Agreement)	Form 8-K	001-36697	4.2	03/31/2025

4.11	Terms and Conditions of the BS Warrant (Exhibit C of the Form of Securities Purchase Agreement)	Form 8-K	001-36697	4.3	03/31/2025

4.12	Terms and Conditions of the Second Pre-Funded Warrant (Exhibit D of the Form of Securities Purchase Agreement)	Form 8-K	001-36697	4.4	03/31/2025

5.1*	Opinion of Gide Loyrette Nouel, AARPI

23.1*	Consent of Deloitte & Associés

23.2*	Consent of KPMG S.A.

23.3	Consent of Gide Loyrette Nouel, AARPI (included in Exhibit 5.1)

24.1**	Power of Attorney (included on the signature page of this report).

107*	Filing Fee Table

*	Filed herewith.
**

Furnished herewith and not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in this registration statement or are contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Châtillon, France, on May 19, 2025.

DBV TECHNOLOGIES S.A.

By:	/s/ Daniel Tassé
Name: Daniel Tassé
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Daniel Tassé and Virginie Boucinha, jointly and severally, as his or her true and lawful agent, proxy and attorneys-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel Tassé Daniel Tassé	Chief Financial Officer and Director (Principal Executive Officer)	May 19, 2025

/s/ Virginie Boucinha Virginie Boucinha	Chief Financial Officer (Principal Financial and Accounting Officer)	May 19, 2025

/s/ Michel de Rosen Michel de Rosen	Director	May 19, 2025

/s/ Maïlys Ferrère Maïlys Ferrère	Director	May 19, 2025

/s/ Michael J. Goller Michael J. Goller	Director	May 19, 2025

/s/ Danièle Guyot-Caparros Danièle Guyot-Caparros	Director	May 19, 2025

/s/ Timothy E. Morris Timothy E. Morris	Director	May 19, 2025

/s/ Adora Ndu Adora Ndu	Director	May 19, 2025

/s/ Julie O’Neill Julie O’Neill	Director	May 19, 2025

/s/ Ravi Madduri Rao Ravi Madduri Rao	Director	May 19, 2025

/s/ Daniel Soland Daniel Soland	Director	May 19, 2025

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of DBV Technologies S.A. has signed this Registration Statement on May 19, 2025.

DBV TECHNOLOGIES INC.

By:	/s/ Michele Robertson
Name:	Michele Robertson
Title:	Chief Legal Officer, Vice President